UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Community Bank System, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway
DeWitt, New York 13214-1883

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                April 25, 2011
To the Shareholders of Community Bank System, Inc.:

At the direction of the Board of Directors of Community Bank System, Inc., a Delaware corporation (the “Company”), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the “Meeting”) will be held at 1:00 p.m. on Wednesday, May 25, 2011 at Ventosa Vineyards, 3440 Route 96A, Geneva, New York 14456, for the following purposes:

1.	To elect seven directors to the Board of Directors for stated terms;

2.
To approve an amendment to the Company’s 2004 Long Term Incentive Compensation Plan to increase the total number of shares of Company common stock reserved for issuance under the Plan by 900,000 shares;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for 2011; and

6.	To transact any other business which may properly come before the Meeting or any adjournment thereof.

By Order of the Board of Directors

Donna J. Drengel
Secretary

IMPORTANT NOTICE

Whether or not you plan to attend the Annual Meeting, please vote your shares by one of the following methods as soon as possible: (1) a toll-free telephone call, (2) the Internet, or (3) the enclosed proxy in the postage paid envelope provided. If you hold shares through a broker or other custodian, please complete the voting instructions of that broker or custodian.  Brokers may not vote your shares on the election of directors, the two advisory votes on compensation, and the amendment to the Incentive Compensation Plan in the absence of your specific instructions as to how to vote.  Please vote your shares so your vote can be counted.

COMMUNITY BANK SYSTEM, INC.

5790 Widewaters Parkway

DeWitt, New York 13214-1883

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 2011

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at 1:00 p.m. on Wednesday, May 25, 2011, at Ventosa Vineyards, 3440 Route 96A, Geneva, New York 14456.  This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 25, 2011.

The proxy materials relating to the 2011 Annual Meeting and the 2010 Annual Report are available on the Internet.  Please go to http://www.snl.com/irweblinkx/docs.aspx?iid=100185 to view and obtain the materials online.

VOTING RIGHTS AND PROXIES

The Board has fixed the close of business on April 7, 2011 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting.  At the close of business on the record date, 34,242,909 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock.  Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting.  The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.  It is important to note that on April 8, 2011 we completed the merger with The Wilber Corporation (“Wilber”) and an additional 3,353,023 shares were authorized to be issued to the former Wilber shareholders.  The Company has transferred the shares to American Stock Transfer & Trust Company, LLC, who will distribute the shares to the Wilber shareholders who are receiving the Company’s common stock on or about May 13, 2011.

If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.  An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum and will have the effect of a vote cast against the matter being voted on at the Meeting.  Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the matter being voted on at the Meeting.

Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise.  A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company’s address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

For beneficial owners who vote their proxies by instructing their brokers or nominees, if a shareholder instructed his or her broker or nominee to vote such shares, the beneficial owner can change his or her vote only by following the broker’s or nominee’s instructions for doing so.  A beneficial owner can only change his or her vote at the Meeting if he or she has obtained a “legal proxy” from the broker or other nominee holding the shares that confirms the beneficial ownership of the shares and gives the beneficial owner the right to vote his or her shares at the Meeting.

The Company will pay its costs relating to the solicitation of Proxies.  We have retained Phoenix Advisory Partners, 110 Wall Street, 27th Floor, New York, New York 10005 to assist in soliciting proxies for a base fee of $6,500 plus reasonable and approved out of pocket expenses.  Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means.  The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.

The Annual Report of the Company for the fiscal year ended December 31, 2010, incorporating the Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information as of December 31, 2010 with respect to any person known by the Company to beneficially own more than 5% of the Company’s outstanding stock.  The information included in the table is from Schedules 13G filed with the Securities and Exchange Commission by the listed beneficial owners.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,184,672 (1)	9.60%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,822,716 (2)	5.49%

(1)	Based on information contained in the referenced Schedule 13G filing, BlackRock, Inc. has sole voting and sole dispositive power with respect to all shares listed.

(2)
Based on information contained in the referenced Schedule 13G filing, The Vanguard Group, Inc. has sole voting power with respect to 52,640 shares and sole dispositive power with respect to 1,770,076 shares.

ITEM ONE:  ELECTION OF DIRECTORS AND INFORMATION WITH
RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

The first item to be acted upon at the Meeting is the election of seven directors, five of whom shall hold office for three years, one of whom shall hold office for two years, and one of whom shall hold office for one year.  Directors Brian R. Ace, Paul M. Cantwell, Jr., James W. Gibson, Jr., John Parente and John F. Whipple, Jr. whose terms are scheduled to expire as of the date of the Meeting, will stand for re-election.  Directors Alfred S. Whittet and Brian R. Wright, each of whom were appointed to the Board on April 11, 2011 in connection with the Company’s acquisition of Wilber, will stand for election at this Meeting.  The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

All Proxies in proper form which are received prior to the election of directors at the Meeting will be voted “FOR” the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy.  In the event any nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor nominee, if any, as the Board may recommend.  All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.  The sixteen members of the Board whose terms will continue beyond the Meeting (including the nominees for election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire or until they reach the mandatory retirement age in accordance with the Company’s Bylaws.

For each nominee standing for election at the Meeting and for each director of the Company whose term of office continues after the Meeting, the Nominating and Corporate Governance Committee considered the business experience set forth in the table below, as well as the additional qualifications set forth in the section “Qualifications of Directors,” to determine that such director is qualified to serve on the Board.

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent

Nominees and Directors (for term to expire at Annual Meeting in 2014)

Brian R. Ace Age 56	2003	Owner and operator of Laceyville Hardware, a full service home product retail store in Laceyville, Pennsylvania.	85,233(e)	.25%

Paul M. Cantwell, Jr. Age 69	2001	Attorney, law firm of Cantwell & Cantwell, Malone, New York; Chair of the Board of the Company.	170,162(e)	.50%

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
James W. Gibson, Jr. Age 64	2009	Prior to retirement in September 2004, partner at the firm of KPMG, LLP in New York, New York providing accounting, auditing and other related services to financial institutions and businesses in the New York area.	16,643	*

John Parente Age 44	2010	Chief Executive Officer of CP Media, LLC, an owner and operator of broadcast television stations, with headquarters in Wilkes-Barre, Pennsylvania since April 1, 2007. Previously served as Chief Executive Officer of Kem Plastic Playing Cards, Inc. (1997-2003).	85,883(e)	.25%

John F. Whipple, Jr. Age 55	2010	Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York.	3,919(e)	*
Nominees and Directors (for term to expire at Annual Meeting in 2012)
Neil E. Fesette Age 45	2010
President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management in Plattsburgh, New York specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation.
			3,938(e)	*

David C. Patterson Age 69	1991	President and owner of Wight and Patterson, Inc., manufacturer and seller of livestock feed in Canton, New York.	139,537(e)	.41%

Sally A. Steele Age 55	2003	Attorney, general practice with concentration in real estate and elder law, Tunkhannock, Pennsylvania.	94,412(e)	.28%

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
Mark E. Tryniski Age 50	2006	President and Chief Executive Officer of the Company. Prior service with the Company as Executive Vice President and Chief Operating Officer (March 2004 -July 2006) and Executive Vice President and Chief Financial Officer (July 2003 - February 2004). Prior to 2003, partner at the firm of PricewaterhouseCoopers LLP in Syracuse, New York.	223,716.65%

Alfred S. Whittet Age 67	2011
Prior to retirement, served as the President and Chief Executive officer of Wilber Corporation from 1998 to January 2006 and from August 2010 to April 2011.  Served as a director of Wilber Corporation from 1997 until its merger with the Company in 2011.
			0(f)	*

James A. Wilson Age 65	2009	Prior to retirement in April 2008, principal at the accounting firm of Parente Randolph, LLC in Wilkes-Barre, Pennsylvania providing accounting, auditing and other related services to financial and business institutions throughout Pennsylvania.	10,169	*

Nominees and Directors (for terms to expire at Annual Meeting in 2013):
Nicholas A. DiCerbo Age 64	1984	Attorney, law firm of DiCerbo and Palumbo, Olean, New York.	315,566(e)	.92%

James A. Gabriel Age 63	1984	Attorney, law firm of Franklin & Gabriel, Ovid, New York.	167,757.49%

Mark J. Bolus Age 45	2010	President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a regional trucking company in Scranton, Pennsylvania.	58,343(e)	*

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
Edward S. Mucenski Age 63	2010	Managing Director of the Pinto, Mucenski, Hooper, VanHouse & Co., P.C., Certified Public Accountants, a firm located in Potsdam, New York that provides accounting, tax and financial services.	10,247(e)	*

Brian R. Wright Age 66	2011	Attorney, special counsel with Hinman, Howard & Kattell, LLP, Binghamton, New York. Served as a director and Chairman of Wilber Corporation from 1982 until its merger with the Company in 2011.	0(f)	*

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Business Experience During Past Five Years (a)	Number (d)	Percent

The following information summarizes the security ownership of the named executive officers of the Bank who are not directors:

Scott A. Kingsley Age 46	Executive Vice President, Chief Financial Officer. Prior to August 2004, Vice President and Chief Financial Officer of Carlisle Engineered Products, Inc.	102,088.30%

Brian D. Donahue Age 55	Executive Vice President and Chief Banking Officer.	117,240.34%

George J. Getman Age 54	Executive Vice President and General Counsel. Prior to January 2008, member of Bond, Schoeneck & King, PLLC.	37,860 *

J. David Clark Age 57	Retired Senior Vice President and Chief Credit Officer.	90,326.26%

Shares of Company Common Stock Beneficially Owned (b) as of April 7, 2011 (c)
Name and Age	Business Experience During Past Five Years (a)	Number (d)	Percent
Robert P. Matley Age 59	Executive Vice President and President, Pennsylvania Banking. Prior to January 2008, Executive Vice President and Senior Lending Officer.	31,507	*
Number of shares of Company common stock beneficially owned by all directors, persons chosen to become directors and executive officers of the Company as a group (21 persons)		1,764,546	5.02%

*	Represents less than .25% of the Company’s outstanding shares.

(a)
Other than (1) Mr. Tryniski who has served as a director of CONMED Corporation since 2007, (2) Mr. Whittet who served as a director of Wilber since 1997, and (3) Mr. Wright who served as director of Wilber since 1982, no nominee or continuing director of the Company holds a directorship with any public company (other than the Company) which is registered under the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

(b)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of April 7, 2011.  Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.  The share ownership numbers for certain directors include shares that would be issuable upon exercise of “Offset Options” granted to these directors in order to reduce the Company’s liability under its Stock Balance Plan.  The purpose of the Offset Options is explained in the section entitled “Compensation of Directors.”  See footnote “(d)” to this table for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.

(c)
The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Ace holds 4,328 shares jointly with his wife, his wife holds 121 shares, and 16,957 shares are held in the name of Laceyville Hardware, of which Mr. Ace is owner; Mr. Bolus holds 38,283 shares jointly with his wife, 5,149 shares as Trustee of the Mark Bolus Trust, and his children hold 632 shares; Mr. Cantwell’s wife holds 10,450 shares; Mr. Clark holds 6,137 shares with his wife and is the beneficial owner of 5,826 shares held by the Company’s 401(k) Plan; Mr. DiCerbo holds 75,660 shares jointly with his wife, 808 shares are held in his wife’s IRA account, and 110,824 shares are held in the name of the law partnership of DiCerbo and Palumbo; Mr. Donahue is the beneficial owner of 5,078 shares held by the Company’s 401(k) Plan; Mr. Getman’s wife holds 895 shares and he is the beneficial owner of 1,263 shares held by the Company’s 401(k) Plan; Mr. Kingsley is the beneficial owner of 1,586 shares held by the Company’s 401(k) Plan; Mr. Matley is the beneficial owner of 3,804 shares held by the Company’s 401(k) Plan; Mr. Mucenski holds 2,160 shares jointly with his wife and 3,733 shares are held in his 401(k) account; Mr. Parente’s children hold 52,500 shares; Mr. Patterson holds 4,160 shares jointly with his wife, and his wife holds 334 shares in her IRA account; Ms. Steele holds 41,570 shares jointly with her husband, 2,320 shares are held in Ms. Steele’s 401(k) account, and 1,202 shares are held in Ms. Steele’s simplified employee pension plan; and Mr. Tryniski is the beneficial owner of 7,065 shares held by the Company’s 401(k) Plan.

(d)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of April 7, 2011, through exercise of stock options issued by the Company: Mr. Ace, 49,320 shares; Mr. Bolus, 3,850 shares; Mr. Cantwell, 56,945 shares; Mr. Clark, 67,116 shares; Mr. DiCerbo, 87,423 shares; Mr. Donahue, 84,895 shares; Mr. Fesette, 3,850 shares; Mr. Gabriel, 90,177 shares; Mr. Getman, 17,532 shares; Mr. Gibson, 13,143 shares; Mr. Kingsley, 78,568 shares; Mr. Matley 13,150 shares; Mr. Mucenski, 3,850 shares; Mr. Parente, 3,850 shares; Mr. Patterson, 86,019 shares; Ms. Steele, 49,320 shares; Mr. Tryniski, 156,103 shares; Mr. Whipple, 3,850 shares; Mr. Whittet, 0 shares; Mr. Wilson, 3,850 shares; and Mr. Wright 0 shares.  These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.  Also includes performance-based restricted stock held by the following officers: Mr. Donahue, 6,226 shares; Mr. Getman, 7,457 shares; Mr. Kingsley, 7,575 shares; and Mr. Tryniski, 19,713 shares.

(e)
In addition to the number of shares of common stock reported as beneficially owned, the following directors have elected to defer cash director fees under the director deferred compensation plan resulting in such directors holding at risk share equivalent units, which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of December 31, 2010:  Mr. Ace, 17,594 units; Mr. Bolus 2,071 units; Mr. Cantwell, 4,289 units; Mr. DiCerbo, 48,170 units; Mr. Fesette 2,546 units; Mr. Mucenski 2,546 units; Mr. Parente 2,089 units; Mr. Patterson, 13,271 units; Ms. Steele, 16,415 units; and Mr. Whipple 4,598 units.

(f)
Pursuant to the Agreement and Plan of Merger, dated October 22, 2010, by and between the Company and Wilber, Messrs. Whittet and Wright will acquire shares of the Company’s common stock upon the conclusion of the election procedure established to exchange their shares of Wilber common stock for shares of the Company’s common stock.  It is anticipated that the Company common stock will be delivered to Messrs. Whittet and Wright on or about May 13, 2011.  At that time, assuming Mr. Whittet elects to receive as consideration for the merger 80% of his Wilber common stock for shares of the Company’s common stock (using the exchange ratio of .391 shares of the Company’s common stock for each share of Wilber common stock), he will receive 5,092 shares of the Company’s common stock.  Making the same assumptions for Mr. Wright, he will receive 1,106,356 shares of the Company’s common stock.

CORPORATE GOVERNANCE

The Company maintains a corporate governance section on its website which contains our principal governance documents including the Company’s Corporate Governance Guidelines, Codes of Conduct applicable to directors, executive officers and employees, the Company’s Whistleblower Policy, and the Committee Charters for the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee.  These corporate governance documents are available on our website at www.communitybankna.com under the heading “Investor Relations – Corporate Information,” or a copy will be provided free of charge to any shareholder or interested party who requests a copy from the Company.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Guidelines require the Board of Directors to be comprised of at least a majority of independent directors.  The Board has determined that 14 of the 16 directors nominated to serve on the Board or continuing in office after the Meeting are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.  To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements.  Under these standards, absent other material relationships, transactions or interests, a director will be deemed to be independent unless, within the preceding three years: (i) the director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the director was a partner of or employed by the Company’s independent auditor, (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the director had an immediate family member in any of the categories in (i) – (iv).  In determining whether a director is independent, the Board reviews the stated standards but also considers whether a director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.

Based on these independence standards, the Board determined that the following individuals who served as directors during all or part of the last fiscal year were independent director during such year and continue to be deemed independent by the Board:  Brian R. Ace, Mark J. Bolus, Paul M. Cantwell, Jr., Neil E. Fesette, James A. Gabriel, James W. Gibson, Jr., Edward S. Mucenski, Charles E. Parente (retired on December 31, 2010), John Parente, David C. Patterson, Sally A. Steele, John F. Whipple, Jr. and James A. Wilson.  Alfred S. Whittet and Brian R. Wright were appointed to the Company’s Board of Directors on April 11, 2011.  The Board has determined that Messrs. Whittet and Wright are independent.

In reviewing the independence of Paul M. Cantwell, Jr., Neil E. Fesette, James A. Gabriel, and Sally A. Steele, the Board considered the transactions described in the section entitled “Transactions with Related Persons.”  The Board determined that the disclosed transactions were at market terms and pricing, consistent with the best interests of the Company and, based on the nature of the transactions, would not interfere with the exercise of such director’s independent judgment.

Board Leadership Structure

The Company’s long-standing practice is to have an outside independent director serve as Chair of the Board and preside over all meetings of the Board, ensuring a separation in the position of Chair of the Board and Chief Executive Officer.  The Chair of the Board also serves as a non-voting ex officio member of Board Committees, except for the Audit Committee, for purposes of enhancing coordination of Board oversight and communication with management.  Both the Board Chair and Committee Chairs are subject to four year term limits, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive sessions during Board and Committee meetings as appropriate, without the Company’s management and non-independent directors present, to facilitate full discussion of important matters.  The director who presides over these executive sessions is determined by the Board on the recommendation of the Nominating and Corporate Governance Committee.

Board Committees

Among its standing committees, the Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  As described more fully in the Audit Committee Report contained in this Proxy Statement, the Audit Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls, and selects the Company’s independent auditors.  The Audit Committee held eight meetings during 2010, and its present members are Directors James A. Wilson (Chair), James W. Gibson, Jr., Edward S. Mucenski, John Parente, and John F. Whipple, Jr.

The Company’s Compensation Committee reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation adjustments and employee benefits to be instituted.  As described more fully in the section entitled “Compensation of Executive Officers,” the Compensation Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually.  The Compensation Committee held six meetings in 2010, and its present members are Directors Brian R. Ace (Chair), Mark J. Bolus, James W. Gibson, Jr., and Edward S. Mucenski.

The Company’s Nominating and Corporate Governance Committee evaluates and maintains corporate governance policies and makes recommendations to the Board for nominees to serve as directors.  The Nominating and Corporate Governance Committee will consider written recommendations by Shareholders for nominees to serve on the Board which are sent to the Secretary of the Company at the Company’s main office.  The Nominating and Corporate Governance Committee held three meetings in 2010, and its present members are Directors Sally A. Steele (Chair), Neil E. Fesette, Brian R. Ace, John F. Whipple, Jr., and James A. Wilson.  The Board has determined that each of the Nominating and Corporate Governance Committee’s members is independent as defined by the NYSE Rules.  The Nominating and Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities, a copy of which is available at the Company’s website at www.communitybankna.com and free of charge in print to any Shareholder or interested party who requests it.

The President and Chief Executive Officer of the Company serves as a non-voting ex officio member of all Board committees except the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and receives no compensation for serving in this capacity.

Qualification of Directors

In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met by a nominee.  Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties.  The Nominating and Corporate Governance Committee considers diversity, but does not have a specific policy, in the context of the Board as a whole including personal characteristics, experience and background of directors and nominees to facilitate Board deliberations that reflect a broad range of perspectives.  The Board believes that each director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors. Prior to nominating an existing director for re-election to the Board, the Board and the Nominating and Corporate Governance Committee consider and review, among other relevant factors, the existing director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the director brings to the composition of the Board as a whole.

In selecting directors and nominees to serve on the Company’s Board, the Nominating and Corporate Governance Committee considered each individual’s business experience set forth in the table starting on page 3 and the foregoing qualifications.  In addition, the Nominating and Corporate Governance Committee considered each individual’s experience and knowledge of the banking and financial services industry, knowledge of and standing in key geographic markets in which the Company operates, experience and knowledge with the organization, business model and strategic plans related to the Company’s success, independence in judgment and regulatory standards, special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, and experience in real estate and commercial finance.  The Nominating and Corporate Governance Committee and the Board believe that each director and nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s shareholders.

The Company’s Bylaws and Corporate Governance Guidelines provide for (i) a mandatory retirement age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued board membership in the event of a significant change in the responsibilities or job position of a director.

Communication with Directors

Shareholders and any interested parties may communicate directly with the Board of the Company by sending correspondence to the address shown below.  The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken.  If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that director.  Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company.  The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:

Community Bank System, Inc.
Attention: [Board of Directors or Specific Director]
5790 Widewaters Parkway
DeWitt, New York  13214-1883

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for senior executives of the Company.  The guidelines require (i) the Chief Executive Officer to own shares of Company common stock and share equivalents equal to the lesser of two times his base salary or 45,000 shares, and (ii) the Chief Financial Officer and other Executive Vice Presidents to own shares of common stock or share equivalents equal to the lesser of one times their base salary or 15,000 shares.  Senior executive officers are required to retain shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements.  All executives subject to the requirements are in compliance with the guidelines or are anticipated to achieve the ownership requirements within the required time period.

The Board has also adopted stock ownership guidelines for directors of the Company.  The guidelines require each director to own shares of Company common stock and share equivalent units equal in value to the lesser of $125,000 or 10,000 shares within six years of becoming a director.  Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from directors’ deferment of cash director fees under the deferred compensation plan.  In addition, new directors are required to acquire at least 2,000 shares within one year of joining the Board.  All directors are in compliance with the requirements of the stock ownership guidelines or are anticipated to achieve the ownership requirements within the required time period.

Board’s Role in Risk Oversight

The Company’s Board performs its risk oversight function in several ways.  The Board establishes standards for risk management by approving policies that address and mitigate material risks.  This includes policies addressing credit risk, interest rate risk, investment risks, liquidity risks, operational risks, strategic risks and compliance/legal risks, among other matters.  The Board also reviews and monitors enterprise risks through various reports presented by management, internal and external auditors and regulatory examiners.

The Board conducts certain risk oversight activities through its committees which oversees specific areas.  The Audit Committee risk oversight functions include: approving and reviewing the engagements and periodic reports of the Company’s independent auditor and internal audit department; reviewing periodic reports on risks related to bank compliance, information technology, credit review, security, Sarbanes-Oxley compliance, enterprise risk management, and reviewing our corporate insurance program annually. The Compensation Committee reviews and considers risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks.  The Nominating and Corporate Governance Committee considers only director candidates with appropriate experience and temperament and continues to ensure appropriate corporate governance policies are in place.  Finally, the Bank’s Loan/ALCO Committee oversees and reviews periodic reports from management on lending activities, asset quality and the investment portfolio.

Compensation of Directors

As directors of both Community Bank System and Community Bank, Board members receive an annual retainer of $25,000, $1,250 for each Board meeting they attend, and $1,000 for each committee meeting they attend.  Any executive officer serving on the Board does not receive an annual retainer or compensation for attending Board and committee meetings.  The Chair of the Board receives a retainer of $55,000 for serving in that capacity, as well as Board meeting fees for the meetings he attends.  The Chairs of the Audit Committee and the Loan/ALCO Committee receive an annual retainer of $7,500; the Chairs of the Compensation Committee, Nominating and Corporate Governance Committee, and the Strategic/Executive Committee each receive an annual retainer of $5,000; and the Chair of the Trust Committee receives an annual retainer of $2,500.  Community Bank System pays the travel expenses incurred by each Director in attending meetings of the Board.

Community Bank System does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.  The following table summarizes the annual compensation paid to each non-employee director for his or her service to the Board and its committees in 2010.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Brian R. Ace	$55,000	$24,870	$4,301	$84,171
Mark J. Bolus	47,750	0	0	47,750
Paul M. Cantwell, Jr.	56,667	24,870	14,482	96,019
Nicholas A. DiCerbo	53,250	24,870	24,059	102,179
Neil E. Fesette	45,000	0	0	45,000
James A. Gabriel	59,458	24,870	25,660	109,988
James W. Gibson, Jr.	51,750	24,870	0	76,620
Edward S. Mucenski	51,750	0	0	51,750
Charles E. Parente	51,750	24,870	9,488	86,108
John Parente	47,750	0	0	47,750
David C. Patterson	65,750	24,870	32,182	122,802
Sally A. Steele	52,000	24,870	3,972	80,842
John F. Whipple, Jr.	43,000	0	0	43,000
James A. Wilson	47,750	24,870	0	72,620

(1)	Mark E. Tryniski, President and Chief Executive Officer, does not receive any compensation for his service as a director. Mr. Tryniski’s compensation is set forth in the Summary Compensation Table.

(2)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of each equity award granted in 2010 pursuant to Community Bank System’s 2004 Long-Term Incentive Compensation Program.  The option award was made and vested on January 20, 2010, and the exercise price is $19.48.  As of December 31, 2010, each director had the following number of options outstanding:  Mr. Ace 45,470; Mr. Bolus 0; Mr. Cantwell 53,095; Mr. DiCerbo 83,573; Mr. Fesette 0; Mr. Gabriel 93,927; Mr. Gibson 9,293; Mr. Mucenski 0; Mr. Charles E. Parente 25,469; Mr. John Parente 0; Mr. Patterson 82,169; Ms. Steele 45,470; Mr. Whipple, Jr. 0; and Mr. Wilson 0.  Messrs. Bolus, Fesette, Mucenski, J. Parente, and Whipple did not receive the January 20, 2010 option award because they became directors of Community Bank System subsequent to the grant date.

(3)
The amounts in this column represent the aggregate change in the actuarial present value of the director’s Stock Balance Plan, a nonqualified plan which is described below.  The Board, upon recommendation of the Compensation Committee, took action to freeze benefits under this plan effective December 31, 2009. No earnings are deemed above-market or preferential on compensation deferred under the Deferred Compensation Plan for the directors.  Under the Deferred Compensation Plan, a director may choose to have his or her retainer and committee fees deferred until his or her membership on the Board ends.  Contributions are deemed to be invested in Community Bank System’s common stock which is deemed to earn dividends at the same rate as Community Bank System pays actual dividends on actual shares.

Directors may elect to defer all or a portion of their director fees pursuant to a deferred compensation plan for directors.  Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”).  The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of Community Bank System common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding.  On the distribution date, the participating director shall be entitled to receive shares of Community Bank System common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five or ten year period.  The effect of the plan is to permit directors to invest deferred director fees in stock of Community Bank System, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price.  To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders in achieving growth in Community Bank System’s stock price.  Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the company’s stock in the following amounts as of December 31, 2010: Mr. Ace, 17,594 units; Mr. Bolus 2,071 units; Mr. Cantwell, 4,289 units; Mr. DiCerbo, 48,170 units; Mr. Fesette 2,546 units; Mr. Mucenski 2,546 units; Mr. Charles E. Parente, 0 units; Mr. John Parente, 2,089 units; Mr. Patterson, 13,271 units; Ms. Steele, 16,415 units; and Mr. Whipple 4,598 units.

Consistent with aligning director compensation with the long-term interests of Shareholders, Community Bank System’s 2004 Long-Term Incentive Compensation Program (the “2004 Incentive Plan”) allows for the issuance of Non-Statutory Stock Options to nonemployee directors.  The Board believes that providing Non-Statutory Stock Options to nonemployee directors is consistent with the company’s overall compensation philosophy by more closely aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and enabling the Company to continue to attract qualified individuals to serve on the Board.

Under the 2004 Incentive Plan, each nonemployee director is eligible to receive a stock option grant on or about January 1st of his or her first full year as a director, and an option to purchase shares on or about the date of the January Board meeting each year thereafter.  Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of Community Bank System’s common stock on the date of grant, and is fully exercisable on its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant.  Each option remains exercisable after the grant date until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee’s service on the Board for cause (as defined in the 2004 Incentive Plan).  The number of shares of common stock which are subject to the option grant is based upon the performance of Community Bank System and the achievement of objectives including earnings per share targets for Community Bank System.  Pursuant to the 2004 Incentive Plan, each eligible nonemployee director received an option to purchase 4,471 shares on January 20, 2010.

In addition, in keeping with the objective of aligning director compensation with the long-term interests of Shareholders, effective January 1, 1996, the Board adopted a “Stock Balance Plan” for nonemployee directors of Community Bank System who have completed at least six months of service as director.  The plan establishes an account for each eligible director.  Amounts credited to those accounts reflect the value of 400 shares of Community Bank System’s common stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 400 additional shares of common stock beginning in 1996, plus an annual earnings credit equal to the most recent year’s total return on Community Bank System’s common stock.  Each director’s account balance does not vest until completion of six years of service and is payable in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board and is forfeitable in the event of termination from the Board for cause.  The Board upon the recommendation of the Compensation Committee has frozen benefits under the Stock Balance Plan as of December 31, 2009.

Transactions With Related Persons

Various directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) are indebted to the Bank through business and consumer loans offered in the ordinary course of business by the Bank.  All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

During the year ended December 31, 2010, the law firm of Franklin & Gabriel, owned by director James A. Gabriel, provided legal services to the Bank’s operations in its Finger Lakes markets; the law firm of DiCerbo and Palumbo, of which Director Nicholas A. DiCerbo is a partner, provided legal services to the Bank’s operations in its Southern Region markets; the law firm of Cantwell & Cantwell, owned by Director Paul M. Cantwell, Jr., provided legal services to the Bank’s operations in its Northern Region markets; and Director Sally A. Steele provided legal services and related residential loan closing services through her law firm and related entities to the Bank’s operations in its Pennsylvania markets.  All of these relationships and transactions relate to the provision of legal services in connection with, and in support of, the Bank’s lending business in local and regional markets where the law firms are established and well-recognized in the communities.  For services rendered during 2010 and for related out-of-pocket disbursements, the law firm of DiCerbo & Palumbo received approximately $242,276 from the Bank for transactional and specialized commercial legal services and related loan closings with customers of the Bank.  During 2010, the firms of Franklin & Gabriel, Cantwell & Cantwell, and Sally A. Steele each received less than $100,000 from the Bank for services related to loan closings in the relevant market area.  In 2010, in connection with a pre-existing arrangement, the Bank purchased advertising space from a company affiliated with Neil E. Fesette in a total amount of $16,500.  No advisory services were provided in connection with the purchase of this advertising.  These relationships are expected to continue in 2011 subject to review of such relationships in accordance with the Company’s related person transaction policy.  Pursuant to the terms of its written charter, the Audit Committee is responsible for reviewing and approving related party transactions involving the Company or the Bank.  All of the related person transactions with the named directors were reviewed and approved by the Audit Committee after the Audit Committee determined that the transactions were performed at market terms and pricing and were consistent with the best interests of the Company.

The Company has a written policy, administered by the Audit Committee, which provides procedures for the review of related party transactions involving directors, executive officers, director nominees, and other related persons.  In deciding whether to approve such related party transactions, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company.  For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $100,000 in any calendar year, and (iii) a related party has a direct or indirect material interest.  Related persons include executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the forgoing persons, and any firm, corporation or other entity in which any of the forgoing persons has a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

Brian R. Ace, Mark J. Bolus, James A. Gabriel, James W. Gibson, Jr., Edward S. Mucenski, Charles E. Parente, David C. Patterson, and Sally A. Steele served on the Compensation Committee for all or part of 2010.  There were no Compensation Committee interlocks or insider (employee) participation during 2010.

Director Meeting Attendance

The Board of Directors held eight regular meetings and one special meeting during the fiscal year ended December 31, 2010.  During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.

The Company encourages all directors to attend each Annual Meeting of Shareholders.  All of the then current directors attended the Company’s last Annual Meeting of Shareholders held on April 28, 2010.

Code Of Ethics

The Company has a Code of Ethics for its directors, officers and employees.  The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company.  In addition, the Code of Ethics requires individuals to report illegal or unethical behavior they observe.

The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions.  This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.

The text of each Code is posted on the Company’s website at www.communitybankna.com and is available in print to any Shareholder who requests it.  The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.

COMPENSATION OF EXECUTIVE OFFICERS

Introduction; Role of the Compensation Committee

The Compensation Committee of the Board of Directors reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the individuals listed in the compensation disclosure tables (the “named executives”).  The Compensation Committee consists of five members of the Board, each of whom are independent, non-employee directors.

The Compensation Committee has authority for determining the level and components of executive compensation.  After appropriate input, review and discussion, the Committee presents its recommendations to the Board for its approval.  The Compensation Committee does not delegate its duties to any other person but does receive input from management to structure the named executives’ performance goals.  The Company’s Chief Human Resources Officer and the human resources staff supports the Compensation Committee’s work by providing information to the Compensation Committee.  At the beginning of each fiscal year, the Compensation Committee discusses the Company’s performance and sets future performance goals and objectives with the President and Chief Executive Officer.  The Committee also reviews the Company’s compensation policies, including incentive compensation plans, to determine whether these plans subject the Company to excessive risks.

The Compensation Committee engaged the executive compensation firm of Pearl Meyer & Partners in 2010 to assist the Compensation Committee by:

•	providing peer group data and input on executive officer compensation;

•	providing peer group data and input on director compensation;

•	making recommendations to better correlate pay and performance for executive officer compensation; and

•	providing input on the design of long-term equity-based incentives and programs for executive officers and management without encouraging inappropriate financial risks to the Company.

The Company has not utilized any compensation consultants which were engaged by the Compensation Committee for additional or ancillary services.  The Compensation Committee’s written Charter is available at the Company’s website www.communitybankna.com and in print to any person who requests a copy.

Compensation Discussion and Analysis

Philosophy and Objectives

The Company’s ability to hire and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders.  The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters.  First, compensation is targeted to be near the median of the market.  Second, employees are rewarded for satisfying objectives designed to achieve growth in the Company’s earnings and specified performance goals.  As a result, selected elements of our compensation program are tied to the achievement of individual and Company performance goals.

The Compensation Committee structures the annual cash incentive and equity-based elements of the compensation program with input from senior management to promote the achievement of the Company’s long-term growth goals, including improvement in earnings per share (“EPS”) each year.  EPS is generally defined as the Company’s net income divided by the weighted average number of shares outstanding during that period.  EPS reflects the best measurement of the Company’s performance and progress towards continuously increasing Shareholder value.

The Company’s compensation program seeks to:

1.           Attract, retain and motivate highly qualified executives through both short-term and long-term incentives that, where appropriate, emphasize overall corporate or group performance;

2.           Provide incentives to increase Shareholder value by:

•	structuring incentive compensation on financial and non-financial performance measures tied to creation of Shareholder value, and
•	utilizing equity-based compensation to more closely align the interests of executives with those of the Company’s Shareholders;

3.           Manage compensation costs through the use of performance and equity-based compensation which utilizes risk assessed incentive performance criteria focused on sustainable long-term earnings growth of the Company; and

4.           Serve as a retention tool for key executive talent through structuring of equity compensation and vesting schedules and by rewarding executives for superior performance.

Policies and Procedures

To achieve the compensation program’s objectives, the Company utilizes the following policies and procedures.

The Company seeks to provide competitive compensation.  The Company compares its cash, equity and benefits-based compensation practices with those of other companies of similar size operating in similar geographic market areas.  The Compensation Committee may consider various industry surveys including the ABA Executive Compensation Standard Report, the NYBA Compensation Standard Report, the Pennsylvania Bankers Association, and the World at Work Compensation Standard Report to confirm the appropriateness of overall compensation levels and the components of compensation for executives.  However, the compensation of the Company’s executive officers is not tied to any specific targets or benchmarks at peer companies except with respect to certain long term incentive compensation as set forth below.

The Company encourages teamwork.  The Company recognizes that its long-term success results from the coordinated efforts of employees, working towards common, well-established objectives.  While individual accomplishments are encouraged and rewarded, the performance of the Company as a whole is a determining factor in total compensation opportunities.

The Company strives for fairness in the administration of compensation.  The Company strives to ensure that compensation levels accurately reflect the level of responsibility that each individual has within the Company.  Executives are informed of individual and Company-wide objectives.

Performance Review and Assessment.  Performance assessment involves the following:

1.           At the beginning of each fiscal year, the Company’s President and Chief Executive Officer distributes written performance goals, which are pre-approved by the Compensation Committee and the full Board.  Performance goals include specific financial and operational objectives for the Company.

2.           All performance goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that progress is assessed on a continuing basis over the course of the year.

3.           At the end of the fiscal year, Company and individual performance is evaluated against the established goals.  These evaluations, as well as consideration of an individual’s position responsibilities, affect decisions on the individual’s salary, cash incentive, and equity-based compensation.

Overview of the Company’s Compensation Program

The Company’s business model is to provide products of a more comprehensive and advanced nature than those offered by smaller financial institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money-center organizations.  The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results.  In furtherance of those requirements, the Company maintains the following compensation programs.

Cash-Based Compensation

Salary.  The Company sets base salaries for employees by reviewing the total cash compensation opportunities for comparable positions in the market.

Management Incentive Plan.  In order to more closely align the employee’s compensation to the Company’s performance, an annual incentive plan is maintained in which approximately 28 percent of the Company’s employees participated in 2010.  Under the incentive plan in effect for 2009, the Company’s achievement of specified earnings performance criteria, among other criteria, triggered the payment (in 2010) of cash awards for all employees in this group as determined by the Compensation Committee.  Incentive award levels, expressed as a percentage of salary, are established for different organizational levels within the Company.  For the named executives, their respective award opportunities reflect the Company’s performance relative to the financial targets and their own performance with respect to their respective areas of responsibility.

Equity-Based Compensation

The Company believes that the use of equity-based compensation, such as stock options and restricted stock, is important because it aligns the interests of key personnel with those of the shareholders.  The Board typically awards equity-based compensation on an annual basis.  Equity awards are generally based on a percentage of salary and various percentages have been established for different organizational levels within the Company.  Equity awards typically consist of a combination of restricted stock and stock options.  Stock options and restricted stock can also serve as an effective tool in recruiting key individuals to work for the Company and vesting requirements encourage those individuals to continue in the employ of the Company.  The Company has, on occasion, issued limited amounts of restricted stock to individuals to support specific business objectives, including rewarding performance in start-up and special assignments and recognizing extraordinary service in consummating acquisitions.  The Company utilizes both time and performance criteria in the vesting conditions for stock options and restricted shares to better correlate equity compensation with the long-term performance of the Company.

Benefits

All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace.  These benefits and related plans help ensure that the Company has a productive and focused workforce.  The Company utilizes pension and 401(k) savings plans to enable employees to plan and save for retirement.

The Company’s tax-qualified 401(k) employee stock ownership plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code.  The Company provided a matching contribution up to 4.5 percent of the contributing participant’s salary in 2010.

The 401(k) Plan also includes a discretionary profit sharing feature, pursuant to which the Company may make an annual contribution based on the Company’s net income.  For the past three years, the Company has made profit sharing contributions.  Profit sharing contributions, if any, are allocated to participants who complete at least 1,000 hours of service during the year.  Allocations are made on a pro rata basis to all eligible participants based upon their base salaries.

Compensation of the named executives

The compensation program for senior executives is built around the philosophy of targeting market-median compensation with incentive components that reflect positive, as well as negative, Company and individual performance.  The Company’s compensation program consists of three key elements:

•	base salary;
•	annual bonus pursuant to the Management Incentive Plan (“MIP”); and
•	equity-based and other long-term incentives.

Consistent with the Company’s goal to emphasize performance-based compensation, approximately 58 percent of Messrs. Tryniski’s, Kingsley’s, Donahue’s, Getman’s and Matley’s 2010 compensation (base salary, annual bonus, and equity award) is attributable to base salary and approximately 42 percent is attributable to performance-based incentive compensation (consisting of annual bonus and equity awards).

It is the Company’s policy to not compensate any executive in excess of the Section 162(m) of the Internal Revenue Code limits.  Section 162(m) generally limits the Company’s tax deductions relating to the compensation paid to executives, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by the Company’s Shareholders.  The Company’s equity-based compensation plan has received shareholder approval and, to the extent applicable, was prepared with the intention that the incentive compensation would qualify as performance-based compensation under Section 162(m).

Base Salary

The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each individual named executive.  Each year, the Company reviews base salaries and targets salary compensation at or near the median base salary practices of the market, but maintains flexibility to deviate from market-median practices for individual circumstances.  Generally, the Compensation Committee starts the total compensation review for executives by reviewing any identified compensation trends including general changes in market rates and any recommendations with respect to the base salary of each named executive.  The determination of base salaries is generally independent of the decisions regarding other elements of compensation, but the other elements of total compensation are dependent on the determination of base salary, to the extent they are expressed as percentages of base salary (e.g., the cash incentive under the MIP is a percentage of the executive’s base salary).

As part of a Company wide initiative to actively manage operating costs, the Company froze base salaries for senior management and the named executive officers for fiscal year 2010.  Please see the Summary Compensation Table contained in the Proxy Statement/ Prospectus and the accompanying narrative disclosures for more information regarding the base salaries of the named executives.

Annual Bonus pursuant to the Management Incentive Plan

The awards of annual incentive bonuses are not based on a rigid mathematical formula.  Rather, the Compensation Committee retains significant discretion in determining incentive bonuses to be paid based on many factors, including the Committee’s assessment of the Company’s performance, management’s overall performance as a group, and other individual contributions.  The Compensation Committee also takes into account management’s performance in addressing unanticipated matters, general economic conditions, and any other factors the Committee deems relevant.

A principal factor in the Compensation Committee’s evaluation of performance is a review of the achievement of the pre-determined annual corporate goals.  The goals are intended to focus management’s priorities in the operation of the Company but are not intended to be the only element in the Committee’s determination of incentive bonuses.  Accordingly, the compensation of each executive officer is based in part on the assessment of the achievement of these corporate goals and in part on the subjective assessment of other factors the Compensation Committee determines relevant at the end of each year.

At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals.  Corporate goals are proposed by senior management, reviewed and approved by the Committee and also approved by the Board of Directors on an annual basis.  The Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.  Prior to approving payment of the incentive bonuses in 2010, the Committee evaluated the Company’s performance by assessing if, and the extent to which, the Company achieved or failed to achieve the corporate goals approved by the Board of Directors for fiscal year 2009.  Based on its assessment of performance in achieving the pre-determined goals and other factors deemed to be relevant, the Committee determined that the Company’s performance was below target level by 25% resulting in awards for the 2009 year (paid in 2010) being approximately 75% of the target amount.

The Company’s corporate goals for payments made under the 2009 MIP paid in 2010 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2009 Achievement
(1)	Improvement in earnings per share above prior year	30%	0%
(2)	Success in integration of Citizens branch acquisition	15%	150%
(3)	Improvement in commercial banking operating objectives including loan growth and related business deposits	15%	100%
(4)	Maintenance of asset quality metrics	10%	150%
(5)	Achievement of retail banking goals including organic growth in loans and deposits	15%	100%
(6)	Achievement of earnings goals for its wealth management and benefit administration businesses	15%	50%
	Totals	100%	75%

Please see the Grants of Plan-Based Awards table presented in the Proxy Statement/Prospectus and related footnotes for more information regarding the amount received by each of the named executives under the MIP.  The performance levels achieved for the 2010 MIP plan year, to be paid in 2011, were above target level resulting in the actual awards for the 2010 plan year being approximately 137% of the target amounts.

Equity-Based and Other Long-Term Incentive Compensation

The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant percentage of its officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company’s stock and other indicators that reflect improvements in business fundamentals.  Therefore, it is the Compensation Committee’s intention to make annual grants of equity-based awards to the named executives and other key employees which are designed to accomplish long-term objectives of the Company’s compensation program.

Each year the Compensation Committee determines equity-based awards under the Company’s 2004 Long-Term Incentive Compensation Program.  The Company has provided an equity program under which the named executives receive 75 percent of their total available equity compensation on an annual basis; half of this compensation is in the form of stock options and half is in the form of restricted stock.  The remaining 25 percent of available equity compensation has been granted in the form of performance stock awards which have a three-year vesting schedule tied to the satisfaction of long-term goals over that three year period.

The Compensation Committee established performance measures on which the vesting of the performance stock awards were based for the three-year period starting January 1, 2010 and ending December 31, 2012.  The performance measures for the long-term performance stock awards consist of: (i) achievement of total shareholder returns equivalent to the KBW Regional Bank Index and (ii) improvement in the Company’s consolidated return on equity to 9.6% by December 31, 2012.  The total shareholder return factor will be weighted at 25% and the return on equity factor will be weighted at 75%.  The Committee believes that use of these performance measures correlates to the performance of the Company’s core business and long-term sustainable growth.  Superior performance under these measures over the three-year measurement period will ultimately benefit Company shareholders through increased profits, dividends and share value.

The Committee has also established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target level long-term incentive award would vest for threshold level performance, 100% of long-term incentive award would vest for target level performance, and 200% of the target level long-term incentive award would vest for performance at or above the maximum level.

The following table shows the threshold, target and maximum performance levels for each of the performance measures.

Performance Levels Established by the Compensation Committee

	Performance Measure	Threshold	Target	Maximum

(i)	Total shareholder returns (25% weight)	50% of KBW Regional Bank Index	100% of KBW Regional Bank Index	150% of KBW Regional Bank Index

(ii)	Return on Equity (75% weight)	50% of Improvement	100% of Improvement	150% of Improvement

The Compensation Committee will monitor the performance levels and at the end of the three year period determine the level of achievement under the performance measures.  The Compensation Committee recognizes that no set of performance goals can anticipate every situation and the changing environments that the Company must react to with appropriate business strategies.  Therefore, the Compensation Committee maintains the right in its judgment to adjust or modify the achievement levels for some or all of the performance goals if extraordinary circumstances significantly influence the Company’s actual results or change the Company’s performance goals.

The Company does not backdate options or grant options retrospectively.  In addition, the Company does not coordinate grants of options so that they are made before announcements of favorable information, or after announcement of unfavorable information.  The Company’s options are granted at fair market value on a fixed date with all required approvals obtained in advance of or on the actual grant date.  All grants to executive officers require the approval of the Compensation Committee.  The Company’s general practice is to grant options only on the annual grant date, although there are occasions when grants have been made on other dates, such as the employment of new employees with grants being made as of the date of hire.  The exercise price of the stock options is determined as the closing price of a share of the Company’s common stock on the New York Stock Exchange on the date of grant.

Please see the Summary Compensation Table and the Grants of Plan-Based Awards table presented in the Proxy Statement/Prospectus and the accompanying narrative disclosure for more information regarding the number and value of the stock option awards received by each of the named executives.

Perquisites

Although perquisites are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of perquisites whose purpose is to support those executives in their business functions.  The Company provides the following perquisites to some, but not all, of the named executives, as quantified in the Summary Compensation Table.

•
memberships to local country and social clubs to enable executives to interact and foster relationships with customers and the local business community.  Memberships do not exceed $8,500 for each named executive;

•	use of a Company-owned vehicle for those executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border; and

•	term life insurance coverage in excess of limits generally available to employees.

Please see the Summary Compensation Table and accompanying narrative disclosures presented in the Proxy Statement/Prospectus for more information on perquisites and other personal benefits the Company provides to the named executives.

Retirement and Other Benefits

The Company provides retirement benefits through a combination of the Pension Plan and the 401(k) Plan for most of its regular employees, including the named executives.  The 401(k) Plan and the Pension Plan are more fully described under the section entitled “Retirement Plan Benefits.”  The Pension Plan is available to all of the Company’s employees after one year of service.

Certain named executives are also covered by an individual supplemental retirement agreement that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations.  The Company’s retirement plans are more fully described under the section entitled “Pension Benefits.”

The Company offers the named executives and certain other senior level executives the opportunity to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc. (the “Deferred Compensation Plan”).  The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.”

The Company has entered into an employment agreement with each of the named executives.  These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of the named executives.  The agreements, which also include change in control provisions, are more fully described under the section entitled “Employment Agreements.”  Such change in control provisions all contain a “double trigger,” providing benefits only upon an involuntary termination or constructive termination of the named executive in connection with a change in control.

The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management.  In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan.  The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

             Brian R. Ace, Chair
             Mark J. Bolus
             James W. Gibson, Jr.
             Edward S. Mucenski

EXECUTIVE COMPENSATION DISCLOSURE TABLES

The following table summarizes the compensation of the named executive officers for the fiscal years end December 31, 2010, 2009 and 2008.  The named executives are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers (plus J. David Clark, who retired in July 2010) ranked by their total compensation in the table below (reduced, if required, by the amount set forth in the column entitled Change in Pension Value and Nonqualified Deferred Compensation Earnings).  The material terms of the employment, consulting and separation agreements with the named executives are set forth under the section entitled “Employment Agreements.”

SUMMARY COMPENSATION TABLE
for
Fiscal Years End December 31, 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Mark E. Tryniski President, Chief Executive Officer and Director	2010	$454,230	$432,008	$96,562	$181,133	$142,562	$29,620	$1,336,115
	2009	$471,700	$74,399	$275,501	$242,551	$217,307	$45,679	$1,327,137
	2008	$441,002	$69,339	$69,335	$223,600	$240,355	$44,494	$1,088,125
Scott A. Kingsley Executive Vice President and Chief Financial Officer	2010	$320,003	$166,009	$37,106	$78,683	$79,383	$24,557	$705,741
	2009	$332,310	$28,512	$112,881	$110,000	$74,110	$32,089	$689,902
	2008	$309,915	$29,107	$29,098	$94,000	$45,145	$29,798	$537,063
Brian D. Donahue Executive Vice President and Chief Banking Officer	2010	$263,006	$136,438	$30,498	$64,651	$137,334	$19,444	$651,371
	2009	$273,122	$23,468	$95,227	$84,158	$149,611	$27,096	$652,682
	2008	$255,024	$24,639	$24,642	$79,500	$80,201	$25,142	$489,148
George J. Getman, Executive Vice President and General Counsel (6)	2010	$315,000	$163,418	$36,528	$77,445	$92,610	$14,093	$699,094
	2009	$327,115	$41,403	$102,023	$99,000	$48,942	$19,446	$637,929
	2008	$294,231	$99,350	$0	$0	$28,491	$8,419	$430,491
J. David Clark Senior Vice President and Chief Credit Officer (7)	2010	$106,099	$88,342	$19,746	$44,193	$98,096	$10,834	$367,310
	2009	$212,197	$15,205	$61,963	$58,000	$101,972	$28,006	$477,343
	2008	$198,387	$16,046	$16,049	$51,765	$30,336	$25,025	$337,608
Robert P. Matley Executive Vice President and President, Pennsylvania Banking	2010	$200,852	$86,842	$19,407	$41,696	$35,873	$27,881	$412,551

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock awards issued in 2010 pursuant to the Company’s 2004 Long-Term Incentive Compensation Program computed in accordance with FASB ASC Topic 718.  Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2011.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock option awards in 2010 pursuant to Community Bank System’s 2004 Long-Term Incentive Compensation Program computed in accordance with FASB ASC Topic 718.  These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options.  Assumptions used in the calculation of these amounts are included in footnote L to Community Bank System’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K which is expected to be filed with the Securities and Exchange Commission on March 15, 2011.

(3)
For all named executives, the amounts shown in this column reflect payments received in the named year for performance in the prior year under the Company’s Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees.  The awards for the 2009, 2008 and 2007 plan year (paid in 2010, 2009 and 2008) were approximately 75%, 110% and 108% of the target amount.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Company’s Pension Plan and the named executive’s individual supplemental executive retirement agreement.  No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan.  All contributions to the Deferred Compensation Plan are invested in investment options selected by the named executive from the same array of options predetermined by the Company.

(5)
The amounts in this column include: (a)  the reportable value of the personal use of Company-owned vehicles amounting to $9,548 for Mr. Tryniski; $4,725 for Mr. Kingsley; $4,597 for Mr. Donahue; $4,268 for Mr. Clark; and $8,792 for Mr. Matley; (b) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Tryniski, Kingsley, Donahue, Getman, Clark and Matley received $690, $450, $690, $690, $645, and $1,290, in 2010, respectively; (c) the Company’s contributions to the 401(k) Employee Stock Ownership Plan, a defined contribution plan, amounting to $11,025 for Mr. Tryniski, Mr. Kingsley, Mr. Donahue, Mr. Getman, and Mr. Matley and $5,921 for Mr. Clark; and (d)  the Company’s payment for country and/or social club memberships amounting to $8,357 for Mr. Tryniski and Mr. Kingsley; $3,132 for Mr. Donahue; $2,378 for Mr. Getman; $0 for Mr. Clark; and $6,774 for Mr. Matley.  The Company does not maintain any “split-dollar” arrangements for the named executive officers.

(6)
Mr. Getman joined the Company as Executive Vice President and General Counsel on January 1, 2008.  As a result, he was not eligible for equity and non-equity incentive compensation awards made in connection with 2007 performance objectives and paid in 2008.

(7)	Mr. Clark retired from the Company on July 2, 2010.

The following Grants of Plan-Based Awards table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2010.  All equity awards are made under the terms of Community Bank System’s 2004 Long-Term Incentive Compensation Program and the non-equity awards are made under the terms of the Company’s Management Incentive Plan (“MIP”).  The MIP awards and the equity awards were subject to the satisfaction of 2010 performance objectives and were paid or granted in 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Potential Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Potential Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or base price of options awards	Grant date fair value of stock and option awards
		Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mark E. Tryniski		$227,115
	1/19/11			14,357 (2)		$27.36	$96,024
	1/19/11			3,510 (3)			$96,034
Scott A. Kingsley		$112,001
	1/19/11			6,476 (2)		$27.36	$43,313
	1/19/11			1,583 (3)			$43,311
Brian D. Donahue		$92,052
	1/19/11			5,298 (2)		$27.36	$35,435
	1/19/11			1,295 (3)			$35,431
George J. Getman		$110,250
	1/19/11			6,377 (2)		$27.36	$42,651
	1/19/11			1,559 (3)			$42,654
J. David Clark		0		0		0
Robert P. Matley		$50,213
	1/19/11			2,886 (2)		$27.36	$19,302
	1/19/11			705 (3)			$19,289

(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on December 31 of the year before payment is made.  Awards paid pursuant to the MIP (if any) are not subject to minimum or maximum amounts.  The actual awards for the 2010 plan year (paid in 2011) were approximately 137.5% of the target amount set forth in this table due to the performance levels achieved for 2010 being above target by 37.5%.  The MIP awards could be increased for above targeted performance and reduced for less than targeted performance based upon the Corporate Goals described under the section entitled “Annual Bonus pursuant to the Management Incentive Plan” and personal performance.  The MIP awards paid to the named executives in 2010 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” These amounts were determined based upon the satisfaction of the 2009 MIP performance objectives.

(2)
The stock options are granted pursuant to the 2004 Long-Term Incentive Compensation Program.  The options are subject to time vesting requirements.  The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 20, 2012, 2013, 2014, 2015, and 2016.  Upon the named executive’s termination, the named executive generally has three months to exercise any vested options.  Except for employees retiring in good standing, all unvested options at the date of termination are forfeited.  For employees who retire in good standing, all unvested options will become vested as of the retirement date.  Such retirees may exercise the options before the expiration date.

(3)
The shares of restricted stock are granted pursuant to the 2004 Long-Term Incentive Compensation Program.  The restricted stock vests ratably over five years and are subject to forfeiture upon termination of employment for any reason.  During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the shareholders and the right to receive all dividends.  Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Mark E. Tryniski	15,000 14,676 12,674 12,190 34,999 6,229 3,264 41,949 0	0 0 0 3,048 4,445 9,345 13,059 0 17,360	$18.95 $24.15 $24.84 $23.74 $22.94 $18.09 $18.08 $17.82 $19.48	6/2/2013 1/21/2014 1/19/2015 1/18/2016 1/17/2017 1/16/2018 1/29/2019 4/22/2019 1/20/2020	31,373	$871,228
Scott A. Kingsley	15,000 10,139 9,955 14,689 2,614 1,251 17,606 0	0 0 2,489 1,866 3,922 5,006 0 6,671	$22.53 $24.84 $23.74 $22.94 $18.09 $18.08 $17.82 $19.48	8/2/2014 1/19/2015 1/18/2016 1/17/2017 1/16/2018 1/29/2019 4/22/2019 1/20/2020	12,176	$338,128
Brian D. Donahue	8,954 10,298 9,078 10,139 9,345 12,497 2,214 1,029 14,978 0	0 0 0 0 2,337 1,587 3,321 4,120 0 5,483	$13.10 $15.68 $24.15 $24.84 $23.74 $22.94 $18.09 $18.08 $17.82 $19.48	1/1/2012 1/1/2013 1/21/2014 1/19/2015 1/18/2016 1/17/2017 1/16/2018 1/29/2019 4/22/2019 1/20/2020	10,046	$278,977
George J. Getman	1,817 12,585 0	7,268 0 6,567	$18.08 $17.82 $19.48	1/29/2019 4/22/2019 1/20/2010	12,820	$356,011
J. David Clark	7,570 8,528 7,516 6,371 7,704 9,176 3,605 3,338 9,758 3,550	0 0 0 0 0 0 0 0 0 0	$13.10 $15.68 $24.15 $24.84 $23.74 $22.94 $18.09 $18.08 $17.82 $19.48	1/1/2012 1/1/2013 1/21/2014 1/19/2015 1/18/2016 1/17/2017 1/16/2018 1/29/2019 4/22/2019 1/20/2020	0	$0
Robert P. Matley	2,218 2,942 1,491 1,734 984 0	0 736 995 2,601 3,937 3,489	$24.84 $23.74 $22.94 $18.09 $18.08 $19.48	1/19/2015 1/18/2016 1/17/2017 1/16/2018 1/29/2019 1/20/2020	6,842	$190,002

(1) Stock options and restricted stock are not transferable.

(2) Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period, except for performance options which are subject to satisfaction of performance goals.  For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on January 1, 2008, the final portion of the award vested on January 1, 2003).

(3) Employee restricted stock generally vests in five equal installments on the anniversary of the grant date over a five year period.  The restricted stock reflected in this column was granted on January 17, 2007, January 16, 2008, January 29, 2009, and January 20, 2010, with the exception of restricted stock granted to Mr. Getman in connection with joining the Company in 2008 which shares vest ratably over three years.

(4) Based on the closing market value of the Company’s common stock on December 31, 2010 of $27.77 per share, as reported on the New York Stock Exchange.

The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Mark E. Tryniski	0	$0	2,160	$41,710
Scott A. Kingsley	0	$0	876	$16,916
Brian D. Donahue	9,844	$105,053	735	$14,193
George J. Getman	0	$0	2,124	$41,014
J. David Clark	5,514	$50,319	2,957	$64,614
Robert P. Matley	0	$0	588	$11,354

(1) The value realized equals the fair market value of the shares on the date of exercise less the exercise price.

(2) The value realized on the restricted stock is the fair market value on the date of vesting.

RETIREMENT PLAN BENEFITS

The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements.  Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark E. Tryniski	Community Bank System, Inc. Pension Plan	8	$394,674	$0
	Supplement Executive Retirement Agreement	8	$484,673	$0
Scott A. Kingsley	Community Bank System, Inc. Pension Plan	6	$304,154	$0
	Supplement Executive Retirement Agreement	6	0	$0
Brian D. Donahue	Community Bank System, Inc. Pension Plan	19	$736,033	$0
	Supplement Executive Retirement Agreement	19	$0	$0
George J. Getman	Community Bank System, Inc. Pension Plan	3	$111,723	$0
	Supplement Executive Retirement Agreement	3	$58,320	$0
J. David Clark	Community Bank System, Inc. Pension Plan	18	$495,518	$0
Robert P. Matley	Community Bank System, Inc. Pension Plan	7	$139,733	$0
	Supplement Executive Retirement Agreement	7	$25,190	$0

Pension Plan

The named executives participate in the Company’s Pension Plan, as do the other salaried employees.  The Pension Plan is a tax-qualified defined benefit pension plan.  Under the traditional formula, eligible participants generally accrue benefits based on the participant’s years of service and the participant’s average annual compensation for the highest consecutive five years of plan participation.  Pension benefits earned under the traditional formula may be distributed as a lump sum or as an annuity.

Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance.  Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year.  Service credits accrue at a rate between 5 percent and 6.10 percent, based on the participant’s age and date of participation.  Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.

Supplemental Retirement Agreements

In addition to the Pension Plan, certain named executives are covered by an individual supplemental retirement agreement (“SERP”) that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations.  Messrs. Tryniski, Kingsley, Donahue and Getman have entered into SERP agreements providing such post-retirement benefits.

Mark E. Tryniski.  Under Mr. Tryniski’s SERP, the Company has agreed to provide Mr. Tryniski with an annual SERP benefit equal to the product of (i) 3%, times (ii) Mr. Tryniski’s years of service up to a maximum of 20 years, times (iii) his final average compensation.  The SERP benefit is then reduced by Mr. Tryniski’s other company-provided retirement benefits. If Mr. Tryniski’s employment is terminated without cause in connection with a change in control or (subject to required notices to Community Bank System and opportunities to cure by Community Bank System) if Mr. Tryniski resigns within two years of a change in control based upon an involuntary and material adverse change in his authority, duties, responsibilities, or base compensation, or the geographic location of his assignment, Community Bank System will treat Mr. Tryniski as vested with five additional years of service in the SERP benefit.  The Company has determined that this benefit, which is subject to the 20-year maximum and is applicable only if the double trigger change of control events occur, is a reasonable and appropriate benefit in the context of the executive’s entire benefit package and the level of retirement benefits which may be earned over the course of the executive’s career.  Mr. Tryniski’s SERP benefit is payable beginning on the first day of the seventh month that follows the later of his termination of employment with the Company or his attainment of age 55.  Unless Mr. Tryniski elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for the executive’s life.

Scott A. Kingsley.  Under Mr. Kingsley’s SERP, the Company has agreed to provide Mr. Kingsley with an annual retirement benefit equal to the product of (i) 2.5%, times (ii) Mr. Kingsley’s years of service up to a maximum of 20 years, times (iii) his final average compensation.  This benefit is then reduced by other retirement benefits provided to Mr. Kingsley under Community Bank System’s Pension Plan.  Mr. Kingsley will be entitled to the foregoing SERP benefit (i.e., will become “vested”) only upon his satisfactory, continuous and full time service in a senior executive capacity through March 31, 2014.  If Mr. Kingsley fails to meet the vesting requirements, he will be entitled to benefits which are generally equal to the excess (if any) of (x) the annual benefit that he would have earned pursuant to the Company’s Pension Plan if (I) 100% of his annual compensation that is disregarded for Pension Plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the Pension Plan and (II) Internal Revenue Code Section 415 is disregarded, minus (y) the annual benefit actually payable to him pursuant to the Pension Plan.  If Mr. Kingsley’s employment is terminated without cause in connection with a change in control or (subject to required notices to Community Bank System and opportunities to cure by the Company) if Mr. Kingsley resigns within two years of a change in control based upon an involuntary and material adverse change in his authority, duties, responsibilities, or base compensation, or the geographic location of his assignment, the Company will treat Mr. Kingsley as vested with five additional years of service in the SERP benefit.  The Company has determined that this benefit, which is subject to the 20-year maximum and is applicable only if the double trigger change of control events occur, is a reasonable and appropriate benefit in the context of the executive’s entire benefit package and the level of retirement benefits which may be earned over the course of the executive’s career.  Mr. Kingsley’s SERP benefit is payable beginning on the first day of the seventh month that follows the later of his termination of employment with the Company or his attainment of age 55.  Unless Mr. Kingsley elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for Mr. Kingsley’s life.

Brian D. Donahue and George J. Getman.  Under the SERP agreements for Messrs. Donahue and Getman, the Company shall pay the employee an annual supplemental retirement benefit generally equal to the excess (if any) of (i) the annual benefit that he would have earned pursuant to the Company’s Pension Plan if (a) 100% of his annual compensation that is disregarded for Pension Plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the Pension Plan and (b) Internal Revenue Code Section 415 is disregarded, minus (ii) the annual benefit actually payable to him pursuant to the Pension Plan.  The SERP benefit is payable beginning on the first day of the seventh month that follows the later of the employee’s cessation of employment with Community Bank System or his attainment of age 55.  Unless the executive elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for the executive’s life.  The SERP agreements for Messrs. Donahue and Getman do not contain change in control provisions.

Nonqualified Deferred Compensation Plan

The following table shows the executive contribution, the Company’s contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Certain Executive Employees of the Company.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at Last FYE ($)
Mark E. Tryniski	Community Bank System, Inc. Deferred Compensation Plan	$26,000	$0	$34,191	($92,126)	$104,002
Scott A. Kingsley	Community Bank System, Inc. Deferred Compensation Plan	$20,800	$0	$32,270	($123,613)	$75,804
Brian D. Donahue	Community Bank System, Inc. Deferred Compensation Plan	$13,650	$0	$445	($60,107)	$3,581
George J. Getman	Community Bank System, Inc. Deferred Compensation Plan	$16,250	$0	$8,668	($56,250)	$9,695
J. David Clark	Community Bank System, Inc. Deferred Compensation Plan	$8,498	$0	$3,293	$0	$75,297
Robert P. Matley	Community Bank System, Inc. Deferred Compensation Plan	$5,649	$0	$0	($5,649)	$0

(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.

(2)
Effective December 31, 2010, the Company’s Pension Plan was amended to increase the Supplemental Account Balance.  This amount is referenced as an Account Reduction under Section 3.04 of the Deferred Compensation Plan.  The account balance illustrated in the above chart has been reduced by the executive specific Supplemental Account Balance provided under the Company’s Pension Plan.  The earnings credited in the Deferred Compensation Plan are based on the account balance prior to the Account Reduction offset.

Potential Payment on Termination or Change in Control

The Company has entered into employment agreements that provide severance benefits to the named executives.  Under the terms of the respective named executive’s agreement, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary retirement or a change in control.  The triggers for post-termination payments under the respective employment agreements are set forth in the descriptions of such agreements under the section entitled “Employment Agreements.”  Payments under the employment agreement may be made in a lump sum or in installments.  In addition to the employment agreements, the SERP agreements provide for post-termination benefits (notwithstanding the retirement benefits intended to be conferred in the SERP agreements) in certain situations in the event of death, disability and a change in control.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2010 termination date.

Expected Post-Termination Payments ($)	Incremental pension benefit (present value) ($) (1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards (unamortized as of 12/31/09) ($) (2)	Total Termination Benefits ($) (3)

Mark E. Tryniski
• Death	$113,558	$0	$0	$562,671	$676,229
• Disability	227,115	0	0	562,671	789,786
• Involuntary termination without cause	1,249,132	0	0	562,671	1,811,803
• Involuntary or good reason termination after CIC	1,873,698	828,877	38,267	562,671	3,303,513
Scott A. Kingsley
• Death	$80,001	$0	$0	$218,863	$298,864
• Disability	160,002	0	0	218,863	378,865
• Involuntary termination without cause	392,003	0	0	218,863	610,866
• Involuntary or good reason termination after CIC	1,176,009	55,592	38,593	218,863	1,489,057

Expected Post-Termination Payments ($)	Incremental pension benefit (present value) ($) (1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards (unamortized as of 12/31/09) ($) (2)	Total Termination Benefits ($) (3)
Brian D. Donahue
• Death	$65,752	$0	$0	$180,915	$246,667
• Disability	131,503	0	0	180,915	312,418
• Involuntary termination without cause	866,507	0	0	180,915	1,047,422
• Involuntary or good reason termination after CIC	966,618	0	38,267	180,915	1,185,800
George J. Getman
• Death	$78,750	$0	$0	$196,564	$275,314
• Disability	157,500	0	0	196,564	354,064
• Involuntary termination without cause	386,000	0	0	196,564	582,564
• Involuntary or good reason termination after CIC	1,158,000	49,192	1,906	196,564	1,405,662
J. David Clark
• Death	$0	$0	$0	$0	$0
• Disability	0	0	0	0	0
• Involuntary Termination without cause	0	0	0	0	0
• Involuntary or good reason termination after CIC	0	0	0	0	0
Robert P. Matley
• Death	$50,213	$0	$0	$126,944	$177,157
• Disability	100,426	0	0	126,944	227,370
• Involuntary Termination without cause	238,511	0	0	126,944	365,455
• Involuntary or good reason termination after CIC	715,533	58,917	1,906	126,944	903,300

(1)
The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s Pension Plan.  There would be no additional benefits accrued under the individual supplemental executive retirement agreements except for Mr. Tryniski’s agreement.

(2)
The amounts set forth in this column reflect the dollar amount that would be recognized in the financial statements in accordance with FASB ASC Topic 718 for the early vesting of restricted stock and stock options pursuant to Community Bank System’s 2004 Long-Term Incentive Compensation Program.  These amounts are based on the market value of the shares of restricted stock on the date of grant or the value of the stock options using the Black-Scholes option pricing model on the day of grant, which may not be reflective of the current intrinsic value of the options.

(3)	The amounts in this column do not include any excise tax gross-up amounts. The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.

Employment Agreements

The Company has entered into Employment Agreements with each of the named executives, except for Mr. Clark who did not have an employment agreement with Community Bank System prior to his retirement.  The Employment Agreements provide for payments upon termination in the event such executive is terminated prior to the expiration of the employee agreement.  The quantitative payout amounts are set forth in the chart above.

Mark E. Tryniski.  The Company has an employment agreement with Mr. Tryniski providing for his continued employment until December 31, 2011.  The current agreement provides that the Company shall pay Mr. Tryniski a base salary at an annual rate of at least $454,000, with his base salary for calendar years after 2009 to be adjusted in accordance with the Company’s regular payroll practices for executive employees.  The agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Tryniski’s death or disability.  The agreement provides for severance pay in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 200% of the sum of Mr. Tryniski’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Tryniski through the unexpired term of his employment agreement.  In the event that Mr. Tryniski’s employment is terminated solely because the Company elects not to renew or extend the agreement at the end of its term for reasons other than cause, Mr. Tryniski is entitled to severance pay equal to 200% of the sum of his then current base salary plus the most recent payment to him under the MIP.

Change in Control Provision.  If Mr. Tryniski’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control or if Mr. Tryniski voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will pay him an amount equal to three times his then current base salary plus his annual bonus for the year immediately preceding the change in control, will provide fringe benefits for a 36 month period, will permit him to dispose of any restricted stock previously granted to him, and his stock options will become fully exercisable.

Scott A. Kingsley.  The Company has an employment agreement with Mr. Kingsley that provides for his continued employment from January 1, 2011 to December 31, 2013.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $330,000, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Kingsley will be eligible to receive annual incentive compensation under the terms of the MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Kingsley’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Kingsley’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Kingsley through the unexpired term of his employment.  Mr. Kingsley is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or the Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Kingsley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Kingsley voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him and his stock options will become fully exercisable.

Brian D. Donahue.  The Company has an employment agreement with Mr. Donahue providing for his continued employment until December 31, 2012.  The agreement provides that during the period from January 1, 2010 through December 31, 2010, the Company shall pay Mr. Donahue a base salary at an annual rate of at least $263,000, with his base salary for calendar years after 2010 to be adjusted in accordance with the Company’s regular payroll practices for executive employees.  The agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Donahue’s death or disability.  The agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) the sum of Mr. Donahue’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Donahue through the unexpired term of his employment.  In the event that Mr. Donahue’s employment is terminated solely because the Company elects not to renew or extend the agreement at the end of its term for reasons other than cause, Mr. Donahue is entitled to severance pay equal to 175% of the sum of his then current base salary plus the most recent payment to him under the MIP.

Change in Control Provision.  If Mr. Donahue’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control, or if Mr. Donahue voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will pay him an amount equal to three times his then current base salary plus his annual bonus for the year immediately preceding the change in control, will provide fringe benefits for a 36 month period, will permit him to dispose of any restricted stock previously granted to him, and his stock options will become fully exercisable.

George J. Getman.  The Company has an employment agreement with Mr. Getman that provides for his continued employment from January 1, 2011 to December 31, 2013.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $325,000, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Getman will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Getman’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Getman’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Getman through the unexpired term of his employment.  Mr. Getman is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Getman’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Getman voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him and his stock options will become fully exercisable.

Robert P. Matley.  The Company has an employment agreement with Mr. Matley that provides for his continued employment from January 1, 2011 to December 31, 2013.  During the term of the agreement, Community Bank System shall pay a base salary at an annual rate of $205,875, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Matley will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Matley’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Matley’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Matley through the unexpired term of his employment.  Mr. Matley is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Matley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Matley voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him and his stock options will become fully exercisable.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.communitybankna.com and in print to any Shareholder who requests it, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank.  The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process.  PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2010, is responsible for performing an audit of the Company’s financial statements and opining on management’s internal controls over financial reporting and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).  The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls, oversees major policies with respect to risk assessment and management, and selects the Company’s independent registered public accounting firm.

The Audit Committee is currently comprised of five directors, each of whom the Board has determined to be independent as independence for audit committee members is defined by the Sarbanes-Oxley Act and the NYSE Rules.  In addition, each member of the Committee is financially literate and four of the Committee’s members meet the NYSE standard of having “accounting or related financial management expertise.”  In addition, the Board has determined that Charles E. Parente (retired from the committee at the end of 2010), James W. Gibson, Jr., and James A. Wilson are each qualified as an “audit committee financial expert” as defined by the SEC Rules.

In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2010 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with its independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication with those charged with Governance, as adopted by the PCAOB in Rule 3200T, Interim Audit Standards.

The Committee has also received the written disclosures and letter from the Company’s independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm its independence.  In concluding that the independent registered public accounting firm is independent, the Committee considered, among other factors, the non-audit services provided by the independent registered public accounting firm as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

                   James A. Wilson, Chair
                   James W. Gibson, Jr.
                   Edward S. Mucenski
                   John Parente
                   John F. Whipple, Jr.

ITEM TWO:  APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 LONG TERM INCENTIVE COMPENSATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMPANY COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 900,000 SHARES, FROM 4,000,000 TO 4,900,000 SHARES

The Board recommends that stockholders approve an amendment to the Company’s 2004 Long Term Incentive Compensation Plan, as amended (the “2004 Incentive Plan”).  The amendment increases the total number of shares of Company common stock that may be issued under the 2004 Incentive Plan by 900,000 shares from 4,000,000 to 4,900,000.

The purpose of the increase in authorized shares is to provide adequate shares to fund awards under the Company’s long-term incentive program, which is intended to promote the interests of the Company through grants of awards to employees, directors and consultants in order to: (i) attract and retain employees, directors and consultants; (ii) provide an additional incentive to each award holder to increase the value of the Company’s stock; and (iii) provide each award holder with a stake in the Company to align the interests of the award holder and the Company’s shareholders.

The Board believes that the 900,000 additional shares represents a reasonable amount of potential equity dilution and allows the Company to continue awarding stock options, restricted stock, and other equity incentive awards, which are an important component of the Company’s overall compensation program.  In connection with the completion of the Company’s merger with the Wilber Corporation on April 8, 2011, the Company issued an additional 3,353,023 shares of its common stock bringing its total shares outstanding to 36,779,493 as of that date.  As of April 8, 2011, only 768,688 shares remained available for grant of future equity awards under the 2004 Incentive Plan, or approximately 2.1% of total shares outstanding.  The additional 900,000 shares requested would bring the percentage of shares available for grant to 4.5% of total shares outstanding as of April 8, 2011.  It is the Company’s intention that over the next three fiscal years, beginning with fiscal 2011, it will grant equity awards under the 2004 Incentive Plan at an average rate consistent with its past practices and not greater than the average allowable industry standard annual burn rates (For purposes of calculating the number of shares granted in a given year, any full value awards will count as more than 1 based on the Company’s stock price volatility factor).  Since the adoption of the 2004 Incentive Plan, the Company has not granted any awards with exercise prices less than 100% of fair market value at the time of grant or repriced any underwater stock options.  The Board utilizes the 2004 Incentive Plan equity awards as a substitute for cash in delivering market-competitive total pay.

In connection with the Board’s review of the 2004 Incentive Plan, and approval of the proposed amendment to the 2004 Incentive Plan that is the subject of this proposal for which stockholder approval is being sought, our Board also approved and effected (as of March 16, 2011) certain other non-material, clarifying amendments to the 2004 Incentive Plan.  The following summary describes material features of the 2004 Incentive Plan as amended.  The summary is qualified in its entirety by the full text of the 2004 Incentive Plan, which is included as Appendix A to this Proxy Statement and reflects the proposal and the Board’s amendments.

Description of the 2004 Plan (as amended)

The 2004 Incentive Plan empowers the Company to award or grant to eligible participants, from time to time, (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory Stock Options, (iii) Retroactive Stock Appreciation Rights, (iv) Restricted Stock, (v) Deferred Stock Awards, and any combination of such awards. The Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan.  The term of the 2004 Incentive Plan is for ten years and shall expire on June 30, 2014 if not earlier terminated by the Board.

The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which shall consist of at least three members of the Board who each meet the independence requirements of the New York Stock Exchange and any applicable laws governing independence of directors, qualify as “non-employee directors” as defined by Section 16 of the Securities Exchange Act of 1934, as amended, and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.

Directors, officers who are employees of the Company or its subsidiaries, other key employees of the Company and its subsidiaries, and persons retained to advise the Board of Directors (such as members of advisory boards created in connection with acquisitions to provide input to the Board regarding the markets served by the acquired institutions), shall be eligible to participate in the 2004 Incentive Plan.  Participants, who may receive awards under the 2004 Incentive Plan, shall be selected by the Committee based upon such factors as past and potential contributions to the success, profitability, and growth of the Company.  Whether an award may be exercised after a participant’s termination of service shall be determined by the Committee, subject to limits set forth below with respect to different types of awards.

Subject to adjustments noted below, 4,000,000 shares of common stock were originally authorized and available for issuance over the 10 year term of the 2004 Incentive Plan, to be divided among the various components of the 2004 Incentive Plan in such manner as the Committee shall determine.  Shares of common stock issued under the 2004 Incentive Plan may be newly issued shares, treasury shares, or any combination thereof.  The maximum number of shares is subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company.  If any shares covered by an award under the 2004 Incentive Plan are forfeited or an award is settled in cash or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the 2004 Incentive Plan.  Shares withheld from awards for the payment of tax withholding obligations, shares surrendered to pay the exercise price of stock options, and shares that were not issued as a result of the net exercise of stock options will also become available for future awards under the 2004 Incentive Plan.

Except to the extent provided by the Committee at the time an award is made, no award granted under the 2004 Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant, except that Incentive Stock Option rights may be transferred by will or the laws of descent and distribution.  The Board of Directors may amend or terminate the 2004 Incentive Plan at any time, except that the Board of Directors may not, without approval by the Shareholders, make any amendment that would (i) increase the number of available shares under the 2004 Incentive Plan, or (ii) change the definition of “eligible employees” under the 2004 Incentive Plan.

Stock Options.  Options granted under the 2004 Incentive Plan may be designated as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or Non-Statutory Stock Options.  The exercise price of an Incentive Stock Option granted to an employee shall be at least 100% of the fair market value of the common stock on the date of grant.  The number of shares of common stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000.  Incentive Stock Options shall be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Committee, except that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted.  Non-Statutory Stock Options granted under the 2004 Incentive Plan will be exercisable for such period or periods and at such price as the Committee shall determine, provided that the exercise price shall not be below 50% of the fair market value of a share of common stock as of the date the option is granted.

The Committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted.  If an employee option holder’s employment is terminated within one year of a change of control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, all stock options held by that optionee shall become exercisable automatically as of the later of the date of termination or one year after the date the option was granted, and shall remain exercisable until the end of the exercise period provided in the original grant of the stock option.

Stock options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of common stock (at the fair market value thereof on the date of exercise), (iii) by a combination of such methods of payment, or (iv) by any other lawful means of payment acceptable to the Committee.  Payment may not be made with common stock issued by the Company upon exercise of an option under the 2004 Incentive Plan or other stock option plan unless the common stock has been held for at least one year.

Each grant of stock options shall be evidenced by an agreement between the Company and the optionee, and shall contain such terms and provisions, consistent with the 2004 Incentive Plan, as the Committee may approve.

Retroactive Stock Appreciation Rights. Under the 2004 Incentive Plan, the Committee may authorize the surrender of all or a portion of an option right in exchange for which the optionee will receive a Stock Appreciation Right (“SAR”). A SAR will entitle the holder to receive an amount payable in cash, common stock (valued at the fair market value on the date of exercise), or a combination thereof (as determined by the Committee) up to the excess of the fair market value of a share of the common stock on the date of exercise over the exercise price per share of the underlying option, multiplied by the number of shares as to which the holder is exercising the SAR.  To the extent an option right is surrendered in exchange for an SAR, such option is canceled. Conversely, if the optionee elects to exercise the option, the right to receive the related SAR is canceled to the extent the option is exercised.

Restricted Stock.  An award of Restricted Stock consists of a specified number of shares of common stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time as the Committee may determine.  A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge, or otherwise encumber such shares of Restricted Stock during the forfeiture period.  The Committee may also require that the Restricted Stock be held in escrow until all restrictions and events of forfeiture have lapsed.

If a participant’s employment terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant’s Restricted Stock not already vested will be forfeited and surrendered to the Company.  If a participant dies or terminates employment because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability provided that such date is at least four years following the date of the award.  If a participant’s employment is terminated within one year following a change of control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, any remaining forfeiture period shall automatically expire on the date employment is terminated. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying to the Restricted Stock shall lapse.

Deferred Stock.  The 2004 Incentive Plan authorizes the Committee to make deferred stock awards to participants, in lieu of cash compensation for future services, in the form of freely-transferable shares whose delivery is deferred for later distribution in accordance with the participant’s election.  The most recent distribution election pursuant to a deferred stock award shall be honored by the Company if it was made either more than one year before the date such participant terminated service with the Company for any reason, or more than 90 days before a change in control, as defined in the 2004 Incentive Plan.

Federal Income Tax Consequences

The anticipated federal income tax consequences relating to the different types of awards under the 2004 Incentive Plan are as described below.

Upon Grant of Options and SARs.  An optionee will not recognize any taxable income at the time a stock option or related SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

Upon Exercise of Incentive Stock Options.  No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum” tax at the date of exercise.  If the optionee holds the shares for the greater of two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at a time of exercise over the aggregate option price (the bargain purchase element), and the Company will be entitled to a federal income tax equal to such amount.  The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

Upon Exercise of Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price.  The Company will be entitled to a corresponding federal income tax deduction.  Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

Retroactive Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will be entitled to a corresponding federal income tax deduction.  The holder’s basis in any shares of common stock acquired will be equal to the amount of ordinary income which he or she recognized.  Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

Restricted Stock.  Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted.  While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received.  When the restrictions on the shares are removed or lapse, the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company.  Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares.  If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant’s income.

Deferred Stock. A participant will not recognize any taxable income at the time deferred stock is granted, and the Company will not be entitled to a federal income tax deduction at that time.  When shares of the Company’s common stock are received by the participant in exchange for the deferred stock, the participant will recognize ordinary income equal to the fair market value of the shares received at that time, and the Company will be entitled to a corresponding federal income tax deduction.

Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2004 Incentive Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code.  The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to each of certain executive officers, unless the compensation qualifies as “performance based” under Section 162(m) of the Code. The Company intends that options and SARs granted under the 2004 Incentive Plan will qualify as performance-based under Section 162(m). Other awards under the 2004 Incentive Plan may, but need not, qualify depending on the terms of the particular award.

Vote Required

The approval of the amendment to the 2004 Incentive Plan to increase the total number of shares of Company common stock that may be issued under the Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting.

Board Recommendation

The Board of Directors recommends that Shareholders vote FOR this Item No. 2 to amend the 2004 Incentive Plan to increase the total number of shares of Company common stock that may be issued under the Plan.  Proxies solicited by the Board of Directors will be voted in favor of this Item No. 2 unless Shareholders specify otherwise.

ITEM THREE:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

What are shareholders being asked to approve?

Pursuant to Securities and Exchange Commission rules, we are asking you to approve the compensation of our named executives as disclosed in the Compensation Discussion and Analysis (beginning on page 17), the compensation tables (beginning on page 17), and any related material contained in this Proxy Statement.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through a non-binding vote on the following resolution:

“Resolved, that the shareholders approve the compensation of our named executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement.”

For the year ended December 31, 2010 the Company produced very favorable operating results, including an all-time record for earnings per share of $1.89.  These net earnings results which were also 50% above fiscal 2009’s results, exceeded most of our peers.  Improved net interest income and non-interest income, lower operating expenses, and solid and favorable asset quality contributed to these strong results in 2010.  The Company also posted meaningful improvements in its return on assets and return on equity over the prior year, again achieving above-peer outcomes.  The Company’s Compensation Committee considered these performance factors and approved 2010 compensation decisions reflective of the Company’s strong performance in fiscal 2010.

The vote on this proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Recommendation

The Board of Directors recommends a vote “FOR” approval of the named executives compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Compensation Tables, and any related information contained in this Proxy Statement.

ITEM FOUR:  ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY VOTING

In compliance with the Securities and Exchange Commission rules adopted in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, our shareholders must be given the opportunity, at least once every six years, to have a separate shareholder vote to determine the frequency of “Say on Pay” voting.  This proposal is to be distinguished from Item No. 3—Advisory Vote on Executive Compensation.  Item No. 3, commonly known as a “Say on Pay” vote, provides shareholders with the opportunity to express their positive or negative vote on the Company’s overall executive compensation program, policies and procedures as described in the “Compensation Discussion & Analysis” section of this Proxy Statement and related summary tables and narratives.  This Item No. 4—Advisory Vote on the Frequency of Say on Pay Voting, commonly known as “Say on Frequency” vote, provides shareholders with the opportunity to express their preference for how often the Company should provide Say on Pay voting.  Simply stated, Item No. 3 is about voting on the “content” of the Company’s executive compensation program, whereas Item No. 4 is about “how often” shareholders want to cast their votes on this matter.  As prescribed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, under this Item No. 4 shareholders can elect to have Say on Pay voting among one of three choices: annually, every two years or every three years.  Shareholders can also elect to abstain from voting on Item No. 4.

We believe a three-year frequency for the advisory shareholder vote on executive compensation is most consistent with the objectives of our executive compensation programs for the following reasons:

•
The Company’s compensation program does not change significantly from year to year and we believe the best way for shareholders to evaluate the Company’s performance is over a three-year period.  The executive compensation program is designed to motivate and reward sustainable long-term performance and a three-year time horizon will provide shareholders with a long-term view of whether our executive compensation program is achieving its objectives.

•
Although our executive total compensation program establishes both short and long-term strategic goals, a triennial vote corresponds with the three year performance period under our long-term incentive awards.  In addition, because the Summary Compensation Table provides three years of compensation history, shareholders can compare compensation and performance trends since the last shareholder advisory vote.

•
Executive compensation is set by our Compensation Committee composed entirely of independent directors, and our executive compensation programs are underpinned by strong governance features, including vesting and performance conditions for equity awards and stock ownership requirements.  This ensures that executive compensation continues to align appropriately with long-term shareholder interests and the Company’s performance in years no shareholder advisory vote is presented.

•
Shareholders can provide the Company their views on executive compensation matters during the interval between shareholder advisory votes.  The Company welcomes shareholder input on its executive compensation matters, and shareholders are able to reach out directly to our Compensation Committee at www.communitybankna.com to express their views on executive compensation.

•
The Company believes that a Say on Pay vote every three years will provide sufficient time for our Compensation Committee and the Board to evaluate the results of the most recent Say on Pay vote, to discuss the implications of that vote with stockholders to the extent necessary, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past Say on Pay vote, and for shareholders to evaluate the Compensation Committee’s actions.  In this regard, because the Say on Pay vote occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated and balanced manner, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s Say on Pay vote by the time of the following year’s annual meeting of shareholders.

Although we believe that holding a Say on Pay vote every three years is the best course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if deemed appropriate by the Board and depending on the outcome of the advisory vote of the shareholders.  Because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Vote Recommendation

The Board of Directors recommends that shareholders vote “THREE YEARS” with respect to how frequently a non-binding shareholder vote on the compensation of our named executives should occur.

ITEM FIVE:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the fiscal year ended December 31, 2010, the firm of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, was retained by the Audit Committee of the Board of Directors to perform the annual examination of the consolidated financial statements of the Company and its subsidiaries.  The Audit Committee also retained PricewaterhouseCoopers LLP to advise the Company in connection with various other matters as described below.

The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1991.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice.  If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in their discretion may appoint a different firm at any time during the year if they determine that such a change would be in the best interests of the Company.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.

Vote Required

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting.

Board Recommendation

The Board of Directors recommends that Shareholders vote FOR this Item No. 5 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.  Proxies solicited by the Board of Directors will be voted in favor of Item No. 5 unless Shareholders specify otherwise.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2009 and 2010.

	2009	2010
Audit Fees (1)	$496,838	$570,778
Audit Related Fees (2)	17,000	17,150
Tax Fees (3)	107,950	61,450
All Other Fees (4)	4,740	3,888

(1)
Includes fees incurred in connection with the audits of Community Bank System, Inc. and its subsidiaries Community Investment Services, Inc., Hand Benefit and Trust, and Hand Securities, Inc., as well as  $49,358 in 2009 related to the acquisition of Citizens and $5,980 in 2009 and $3,778 in 2010 related to a comment letter from the Securities and Exchange Commission.

(2)
Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers and agreed upon procedures related to the Transitional Assessment Reconciliation (Form SIPC-7T) of the Securities Investor Protection Corporation.

(3)
Includes tax preparation and compliance fees of $33,500 and $38,000 for 2010 and 2009 respectively, and fees incurred in connection with tax consultation related to acquisitions, tax planning, and other matters of $27,950 and $69,950 for 2010 and 2009, respectively.

(4)	Represents subscription fees to Comperio, a PricewaterhouseCoopers LLP trademarked product.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law.  In accordance with this pre-approval policy, the Audit Committee pre-approved all audit and non-audit services for fiscal 2009 and fiscal 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock.  Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings.  Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2010, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2010.

SHAREHOLDER PROPOSALS

If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for Shareholder proposals.  Shareholder proposals for the Company’s 2012 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 26, 2011.  Such Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.  Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the Meeting.  However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  April 25, 2011
By Order of the Board of Directors

Donna J. Drengel
Secretary

Appendix A

COMMUNITY BANK SYSTEM, INC.

2004 LONG-TERM INCENTIVE COMPENSATION PROGRAM,
AS TO BE AMENDED

1.           Preamble.  Effective as of July 1, 1984, the Board of Directors of Community Bank System, Inc. adopted the Community Bank System, Inc. Long Term Incentive Compensation Program (“1984 Program”). The 1984 Program provided for the granting of incentive stock options, non-statutory stock options, retroactive stock appreciation rights, and restricted stock awards. The 1984 Program also provided that no option could be granted under that program after June 30, 1994.  The 1984 Program was replaced with the Community Bank System, Inc. 1994 Long-Term Incentive Compensation Program which became effective July 1, 1994.

This document sets forth the terms of the Community Bank System, Inc. 2004 Long Term Compensation Program (“2004 Program”), which shall become effective as of July 1, 2004, contingent upon the approval of the 2004 Program by the shareholders of Community Bank System, Inc. Options and other rights described in this 2004 Program document shall be granted after June 30, 2004 in accordance with the terms of this 2004 Program document.

2.           Purpose.  The purpose of the 2004 Program is to promote the interests of the Bank by providing current and future directors, officers, key employees and advisors with an equity or equity-based interest in the Bank, so that the interests of such directors, officers, employees and advisors will be closely associated with the interest of shareholders by reinforcing the relationship between shareholder gains and compensation.

3.           Eligibility. Directors and officers of the Bank or its Subsidiaries, key employees of the Bank or its Subsidiaries, and Advisors to the Board of Directors shall be eligible to participate in the 2004 Program. Employee participants shall be selected by the Committee based upon such factors as the employee’s past and potential contributions to the success, profitability, and growth of the Bank.

4.           Definitions. As used in this 2004 Program,

(a)
“Advisor” shall mean any natural person who is engaged to render bona fide consulting or advisory services to the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.

(b)           “Bank” shall mean Community Bank System, Inc.

(c)           “Board of Directors” shall mean the Board of Directors of the Bank.

(d)	“Committee” shall mean the committee appointed by the Board of Directors to administer the 2004 Program in accordance with Paragraph 16.

(e)	“Common Stock” shall mean the Common Stock, no par value, of the Bank.

(f)	“Deferred Stock Award” shall mean an award of Common Stock to an Eligible Employee, Director or Advisor that is subject to the restrictions described in Paragraph 11.

(g)	“Director” shall mean a member of the Board of Directors.

(h)	“Eligible Employees” shall mean persons treated by the Bank for payroll and employment tax purposes as common law employees of the Bank and described in Paragraph 3.

(i)
“Incentive Stock Option” shall mean the right granted to an Eligible Employee to purchase Common Stock under this 2004 Program, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

(j)
“Market Value per Share” shall mean the fair market value per share of the shares of Common Stock, as determined in good faith and consistently applied by the Committee, based upon the last sale before or the first sale after the applicable grant, the closing price on the trading day before or the trading day of the applicable grant, or any other reasonable basis using actual transactions in Common Stock, as reported by the securities market(s) on which Common Stock is traded.

(k)
“Non-Statutory Stock Option” shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this 2004 Program, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

(l)
“Optionee” shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Statutory Stock Option.

(m)	“Option Right” shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Statutory Stock Option.

(n)
“Restricted Stock Award” shall mean an award of Common Stock to an Eligible Employee or Advisor that is subject to the restrictions described in Paragraph 10 and subject to tax under Internal Revenue Code Section 83.

(o)	“Retroactive Stock Appreciation Rights” shall mean an Eligible Employee’s right to receive payments described in Paragraph 9.

(p)
“Subsidiary” shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

5.           Shares Available Under the 2004 Program.

(a)
The shares of Common Stock which may be made the subject of Option Rights, Restricted Stock Awards or Deferred Stock Awards pursuant to this 2004 Program may be either (i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Bank, or (iv) a combination of the foregoing.

(b)
Subject to adjustments in accordance with Paragraph 13 of this 2004 Program, the maximum number of shares of Common Stock that may be the subject of Option Rights, Retroactive Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards granted pursuant to this 2004 Program shall be 4,900,000 shares of Common Stock, which equals the sum of the number of shares of Common Stock initially authorized by the shareholders of the Bank to be made available for awards under this 2004 Plan (4,000,000), plus 900,000 additional shares of Common Stock authorized by the shareholders of the Bank to be made available effective as of May 25, 2011.

(c)
Notwithstanding any other term or provision of the 2004 Program, if any shares of Common Stock covered by an award under the 2004 Program are forfeited or an award is settled in cash or otherwise terminated without delivery of shares of Common Stock, then the shares of Common Stock covered by that award will again be available for future awards under the 2004 Program.  Similarly, shares of Common Stock withheld from awards for the payment of tax withholding obligations, shares of Common Stock surrendered to pay the exercise price of Incentive Stock Options or Non-Statutory Stock Options, and shares of Common Stock that were not issued as a result of the net exercise of Incentive Stock Options or Non-Statutory Stock Options will also become available for future awards under the 2004 Program.

6.           Grants of Option Rights Generally.  The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Directors, Eligible Employees or Advisors. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)	Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Statutory Stock Options.

(b)	Each grant shall specify the number of shares of Common Stock to which it pertains.

(c)	Each grant shall specify an option price not less than 100 percent of the Market Value per Share on the date the Option Right is granted.

(d)	Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

(e)
Upon exercise of an Option Right, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, (iii) by a combination of such methods of payment described in (i) and (ii) above, or (iv) any other lawful means of payment acceptable to the Committee.  Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an incentive stock option under this 2004 Program or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

(f)
Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this 2004 Program, as the Committee may approve.

(g)
As soon as practicable after each January 1,  each non-employee member of the Board of Directors (or of the board of directors of a Subsidiary whom the Board of Directors has specifically selected, in a written resolution, for participation in this 2004 Program) who has (i) attended at least 75 percent of the Board of Directors or Board committee meetings he or she was scheduled to attend during the immediately preceding calendar year, (ii) served as a director of the Bank or a Subsidiary on the last day of such calendar year, and (iii) completed at least six months of service on the Board of Directors (or on the board of directors of a Subsidiary) shall be granted a Non-Statutory Stock Option, provided that the first such annual grant of a Non-Statutory Stock Option to an individual director shall be to purchase 2,320 shares of Common Stock, and each subsequent annual grant of a Non-Statutory Stock Option to the director shall be to purchase 4,000 shares of Common Stock. Notwithstanding the foregoing, to the extent that the Committee determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), each Non-Statutory Stock Option granted pursuant to the preceding sentence shall relate to a number of shares of Common Stock which shall be determined based on the financial performance of the Bank. Such financial performance of the Bank shall be determined based on factors including but not limited to the Bank’s return on assets, measures of the Bank’s asset quality, the growth in the Bank’s earnings per share, and the Bank’s CAMELS rating. Each Non-Statutory Stock Option granted pursuant to this paragraph shall be granted at an option price per share equal to the Market Value per Share on the date of grant and shall be fully exercisable upon its date of grant, provided that shares of Common Stock acquired pursuant to the exercise of such a Non-Statutory Stock Option may not be sold or otherwise transferred by a director within six months of such grant.

7.           Special Rules for Grants of Incentive Stock Options.

(a)
Notwithstanding Paragraph 6(c), the option price per share of an Incentive Stock Option shall not be less than 100 percent of the Market Value per Share on the date of the grant of the option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

(b)	The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

(c)
The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

(d)
Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the option.

(e)
No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term “post-1986 incentive stock options” shall mean all rights, which are intended to be “incentive stock options” under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries. If the Bank shall ever be deemed to have a “parent”, as such term is used for purposes of Section 422 of the Internal Revenue Code, then rights intended to be “incentive stock options” under the Internal Revenue Code, granted after January 1, 1987 under such parent’s stock option plans, shall be included with the terms of the definition of “post-1986 incentive stock options”.

8.           Special Rules for Grants of Non-Statutory Stock Options.

(a)
Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to death or disability, rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee’s termination of employment due to any other reason, the rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Statutory Stock Options that are not exercisable as of the date of termination shall be forfeited.

(b)
The Bank shall not issue stock certificates to an Optionee who exercises a Non-Statutory Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

(c)
Notwithstanding any other provision of this 2004 Program to the contrary and except as provided in Paragraph 14 hereof, Non-Statutory Stock Options issued pursuant to Paragraph 6(g) shall be exercisable until the earlier of (i) the expiration date that the Committee specifies in the grant of the Non-Statutory Stock Options, or (ii) termination of the Optionee’s service on the Board of Directors for Just Cause, or (iii) an earlier date designated by the Committee.  For  purposes of this Paragraph 8(c), “Just Cause” shall mean, in the good faith determination of the Committee, the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. Additionally, in the event that the Committee, in its sole discretion, determines that an Optionee who has left service with the Bank or Subsidiary engaged in misconduct which would have constituted Just Cause for dismissal if the Optionee were then serving with the Bank or a Subsidiary, then the Committee may rescind, without the consent of the Optionee, any or all unexercised Option Rights held by the Optionee.

9.           Retroactive Stock Appreciation Rights.

Upon such conditions and limitations it deems advisable, the Committee may authorize (a) the surrender of the right to exercise all or a portion of an Option Right granted under the 2004 Program that is exercisable at the time of surrender, and (b) the payment in exchange for the surrender of an amount of up to the excess of the Market Value per Share at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the option price of such shares. Such payment shall be made only in shares of Common Stock based on the Market Value per Share on the date of the surrender and payment. The shares of Common Stock covered by any Option Right, or portion thereof, as to which the right to purchase has been so surrendered shall not again be available for purposes of Option Rights under the 2004 Program.

10.           Restricted Stock Awards.

(a)
Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 2004 Program (except as otherwise provided in the 2004 Program) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute discretion (the “Forfeiture Period”). Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, if the recipient’s employment with the Bank or any of its Subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment terminates.  If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

(b)
Upon each grant of a Restricted Stock Award, the Committee shall fix the Forfeiture Period.  The Committee also shall determine whether to (i) issue certificates for the awarded shares of Common Stock to the grantee prior to the expiration of the Forfeiture Period, or (ii) transfer certificates for the awarded shares of Common Stock to an escrow agent, which agent shall hold the certificates until the expiration of the Forfeiture Period. Each certificate of Common Stock issued to the grantee pursuant to the Restricted Stock Award prior to the expiration of the Forfeiture Period shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock, the Committee may require the recipient to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the recipient may be held by an escrow agent until the Forfeiture Period lapses.  The Committee also may require a written representation by the recipient that he or she is acquiring the shares for investment.

(c)
When the Forfeiture Period with respect to shares of Common Stock held in escrow lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

(d)
Each recipient shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 2004 Program, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity. In the event that the recipient of shares of Common Stock under this 2004 Program shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

(e)
The Committee shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this 2004 Program with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

(f)
If a recipient dies, or terminates employment with the Bank because of disability before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the recipient shall lapse on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

11.           Deferred Stock Awards. The Committee may make awards to Directors, Eligible Employees or Advisors, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Director’s, Eligible Employee’s or Advisor’s election.  A Director’s deferral and distribution elections, as well as all other rights with respect to deferred Director compensation, shall be governed by the terms of the separate Community Bank System, Inc. Deferred Compensation Plan for Directors, as that plan may be amended from time to time.  Deferral and distribution elections by Eligible Employees and Advisors shall be made pursuant to such separate plans or agreements as shall be acceptable to the Committee in its sole discretion.

12.           Transferability.  No Incentive Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Incentive Stock Options shall be exercisable during the Optionee’s lifetime only by the Optionee. Other rights granted pursuant to this 2004 Program also shall not be subject to assignment, alienation, lien, transfer, sale or exchange, except to the extent provided otherwise by the Committee at the time the right is granted.

13.           Adjustments.  The Committee shall make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this 2004 Program, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

14.           Change in Control.

(a)
Notwithstanding any other term or provision of this 2004 Program, in the event the employment of an Eligible Employee is terminated for any reason, including the Eligible Employee’s voluntary termination for “good reason” (as defined in (c) below), but not including the Eligible Employee’s voluntary termination without “good reason” or the Eligible Employee’s termination for “cause” (as defined in (d) below), within one year following a “Change in Control” (as defined in (b) below):

(i)
all Option Rights granted to the Eligible Employee under this 2004 Program prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the Option Right was granted;

(ii)
any Option Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right (determined without regard to the Eligible Employee’s termination of employment); and

(iii)	any Forfeiture Period (with respect to a Restricted Stock Award) that shall be unexpired as of the date of termination shall expire automatically as of such date.

(b)
For purpose of this 2004 Program, a “Change of Control” shall mean the occurrence of any one of the following events: (1) any “person” including a “group” as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 30 percent or more of the combined voting power of the Bank’s then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Bank before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank; (3) the Bank is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Bank, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Bank representing 30 percent or more of the combined voting power of the Bank’s then outstanding voting securities; or (5) the Bank transfers substantially all of its assets to another corporation which is not controlled by the Bank. The following events shall also constitute a “Change in Control” for purposes of this Plan: (i) the election of a director of the Bank who is not nominated by its Board of Directors; (ii) the approval, by the Bank’s stockholders, of a proposal to pursue a transaction in which the Bank would not be the surviving or controlling entity.

(c)
For purposes of this Paragraph 14, “good reason” shall mean action taken by the Bank that results in:  (1) an involuntary and material adverse change in the Eligible Employee’s title, duties, responsibilities, or total remuneration; (2) an involuntary and material relocation of the office from which the Eligible Employee is expected to perform the Eligible Employee’s duties; or (3) an involuntary and material adverse change in the general working conditions (including travel requirements) applicable to the Eligible Employee.

(d)
Termination “for cause” for purposes of this Paragraph 14 shall include, but not be limited to, any of the following:  (1) any act of dishonesty, misconduct or fraud, acts of moral turpitude, or the commission of a felony; (2) unreasonable neglect or refusal to perform the duties assigned to the Eligible Employee, unless cured with in 30 days; (3) breach of duty or obligation to the Bank or receipt of financial or other economic profit or gain as a result of or in any way arising out of the Eligible Employee’s position with the Bank and failure to account to the Bank for such profits or other gains; or (4) disclosure of confidential or private Bank information or aiding a competitor of the Bank (or any affiliate of the Bank) to the detriment of the Bank (or any affiliate of the Bank).

15.           Fractional Shares. The Bank shall not be required to issue any fractional shares of Common Stock pursuant to this 2004 Program. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.           Administration of the 2004 Program.

(a)
This 2004 Program shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall (1) meet the independence requirements of the New York Stock Exchange listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board of Directors; (2) qualify as “non-employee directors” as defined under Section 16 of the Securities Exchange Act of 1934, as amended; and (3) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors.  At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee.

(b)
The Committee shall have the power to interpret and construe any provision of this 2004 Program. The interpretation and construction by the Committee of any provision of this 2004 Program or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this 2004 Program or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

(c)
Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Securities Exchange Act of 1934, as may be amended from time to time, or any successor statute.

17.           Amendments, Termination, Etc.

(a)
This 2004 Program may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 2004 Program (except that adjustments authorized by Paragraph 13 of this 2004 Program shall not be limited by this provision), or (ii) change the definition of “Eligible Employees”, without further approval by the stockholders of the Bank.

(b)
The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 2004 Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this 2004 Program, would have been applicable had the canceled Option Rights not been granted.

(c)
In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

(d)
Notwithstanding any other provision of the 2004 Program to the contrary, (i) the 2004 Program may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 2004 Program after June 30, 2014.

The Directors and Officers of
COMMUNITY BANK SYSTEM, INC.
extend a cordial invitation for you to
join them for refreshments in the La Vista e' Bella Room at
Ventosa Vineyards
3440 Route 96A Geneva, NY
at 12:00 Noon immediately prior to the
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 25, 2011

David C. Patterson
Chairman

Mark E. Tryniski
President & CEO

PROXY

COMMUNITY BANK SYSTEM, INC.

5790 Widewaters Parkway
Dewitt, New York 13214-1883

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan S. Fox and Donna J. Drengel, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the items on the reverse side and at the discretion of said proxies on such other matters as may properly come before the meeting, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 25, 2011 or any adjournment thereof.

(Continued, and to be marked, signed and dated on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COMMUNITY BANK SYSTEM, INC.

May 25, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Please have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.snl.com/irweblinkx/docs.aspx?iid=100185

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20730304030000001000 4 052511

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 5, WITH A THREE YEAR RECOMMENDATION FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Brian R. Ace
- ○ Paul M. Cantwell, Jr.
- ○ James W. Gibson, Jr.
- ○ John Parente
- ○ John F. Whipple, Jr.
- ○ Alfred S. Whittet
- ○ Brian R. Wright

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	3 years	2 years	1 year	ABSTAIN
4. To hold an advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for 2011.	☐	☐	☐

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 5 AND 3 YEARS FOR PROPOSAL 4.

Please check here if you plan to attend the meeting. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.